Exhibit (10)(iii)(A)(17)

BROADWING PENSION PLAN

(Amending and restating the Cincinnati Bell Management

Pension Plan effective as of January 1, 1997)

BROADWING PENSION PLAN

TABLE OF CONTENTS

Page
ARTICLE 1 - NAME, PURPOSE, AND EFFECTIVE DATE		1-1
1.1	Name of Plan	1-1
1.2	Purpose of Plan	1-1
1.3	Effective Date	1-1

ARTICLE 2 - GENERAL DEFINITIONS AND GENDER AND NUMBER		2-1
2.1	Defined Terms	2-1
2.2	Gender and Number	2-8

ARTICLE 3 - SERVICE		3-1
3.1	Hour of Service	3-1
3.2	Break in Service	3-3
3.3	Employment and Reemployment Commencement Dates	3-3
3.4	Eligibility Service	3-3
3.5	Eligibility Computation Period	3-3
3.6	Vesting Service	3-3
3.7	Mandatory Portability Agreement	3-4
3.8	Service With Predecessor Entities	3-4

ARTICLE 4 - ELIGIBILITY AND PARTICIPATION		4-1
4.1	Eligibility	4-1
4.2	Participation	4-1
4.3	Reemployment of Former Participants	4-1

ARTICLE 5 - MONTHLY BENEFIT FORMULA AMOUNT RULES		5-1
5.1	General Rules for Monthly Benefit Formula Amount	5-1
5.2	Cash Balance Accounts for Participants	5-1
5.3	Initial Cash Balance Amount Credited to Cash Balance Account	5-2
5.4	Pension Credit Amounts Credited to Cash Balance Account	5-4
5.5	Interest Credit Amounts Credited to Cash Balance Account	5-5
5.6	Special Cash Balance Account Credit for Broadwing Communications Employees	5-6
5.7	Covered Compensation	5-7

ARTICLE 6 - RETIREMENT BENEFITS AND VESTED PERCENTAGE		6-1
6.1	Normal Retirement	6-1
6.2	Late Retirement	6-1
6.3	Vested Retirement	6-1

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6.4	Vested Percentage	6-1
6.5	Other Cessation of Employment	6-2

ARTICLE 7 - PAYMENT OF RETIREMENT BENEFITS		7-1
7.1	Commencement Date of Retirement Benefit	7-1
7.2	Normal Form of Benefit	7-1
7.3	Optional Forms of Benefit	7-2
7.4	Claim for Benefit	7-3
7.5	Automatic Single Sum Payment	7-5
7.6	Reemployment of Participant Prior to Required Beginning Date	7-6
7.7	Employment After Age 65	7-7
7.8	Requirements of Code Section 401(a)(9) and Additional Accruals After Required Beginning Date	7-8

ARTICLE 8 - DEATH BENEFITS		8-1
8.1	Unmarried Participants	8-1
8.2	Married Participants	8-1
8.3	Waiver of Death Benefit	8-3

ARTICLE 9 - SPECIAL MINIMUM, EARLY RETIREMENT WINDOW, AND TRANSITION BENEFITS		9-1
9.1	Minimum Benefit	9-1
9.2	Transition Retirement Benefits	9-1
9.3	Transition Death Benefits	9-4

ARTICLE 10 - MAXIMUM RETIREMENT BENEFIT LIMITATIONS		10-1
10.1	Maximum Plan Benefit - Separate Limitation as to This Plan	10-1
10.2	Maximum Plan Benefit - Combined Limitation for This Plan and Other Defined Contributions Plans	10-5
10.3	Restrictions of Benefits Payable to Certain Highly Compensated Participants	10-7
10.4	Compensation	10-9
10.5	Former Highly Compensated Employee	10-11
10.6	Highly Compensated Employee	10-11

ARTICLE 11 - ADDITIONAL RETIREMENT AND DEATH BENEFIT PAYMENT PROVISIONS		11-1
11.1	Incompetency	11-1
11.2	Commercial Annuity Contracts	11-1
11.3	Timing of Benefit Distributions	11-1
11.4	Nonalienation of Benefits	11-2
11.5	Actuarial Assumptions	11-2
11.6	Applicable Benefit Provisions	11-3

11.7	Forfeitures	11-4
11.8	Direct Rollover Distributions	11-4

ARTICLE 12 - CONTRIBUTIONS		12-1
12.1	Contributions	12-1
12.2	Mistake of Fact	12-1
12.3	Disallowance of Deductions	12-1

ARTICLE 13 - ADMINISTRATION OF THE PLAN		13-1
13.1	Plan Administration	13-1
13.2	Committee Procedures	13-1
13.3	Authority of Committee	13-1
13.4	Reliance on Information and Effect on Decisions	13-3
13.5	Appointment of Actuary	13-3
13.6	Funding Policy and Method	13-3
13.7	Participant Information Forms	13-3
13.8	Disbursement of Funds	13-4
13.9	Insurance	13-4
13.10	Compensation of Committee and Payment of Plan Administrative and Investment Charges	13-4
13.11	Indemnification	13-4
13.12	Employees’ Benefit Claim Review Committee	13-5

ARTICLE 14 - CLAIMS PROCEDURE		14-1
14.1	Initial Claim	14-1
14.2	Actions in Event Initial Claim is Denied	14-1
14.3	Appeal of Denial of Claim	14-1
14.4	Decision on Appeal	14-2
14.5	Additional Rules	14-2

ARTICLE 15 - CERTAIN RIGHTS AND OBLIGATIONS OF COMPANY RELATING TO AMENDMENTS, PLAN TERMINATIONS, AND CONTRIBUTIONS		15-1
15.1	Authority to Amend Plan	15-1
15.2	Amendment to Vesting Schedule	15-1
15.3	Authority to Terminate Plan	15-2
15.4	Modification or Termination of Contributions	15-2
15.5	Benefits Not Guaranteed	15-2
15.6	Procedure for Amending or Terminating Plan	15-2

ARTICLE 16 - TERMINATION OF PLAN		16-1
16.1	Full Vesting on Termination	16-1
16.2	Distribution Method on Termination	16-1
16.3	Allocation of Assets on Termination	16-1

ARTICLE 17 - TOP-HEAVY PROVISIONS		17-1
17.1	Determination of Whether Plan is Top Heavy	17-1
17.2	Effect of Top Heavy Status on Vesting	17-5
17.3	Effect of Top Heavy Status on Benefit Amounts	17-5
17.4	Effect of Top Heavy Status on Combined Maximum Plan Limits	17-6

ARTICLE 18 - MISCELLANEOUS		18-1
18.1	Exclusive Benefit of Participants	18-1
18.2	Mergers, Consolidations, and Transfers of Assets	18-1
18.3	Benefits and Service for Military Service	18-2
18.4	Actions Required by Mandatory Portability Agreement	18-2
18.5	Authority to Act for Company	18-3
18.6	Relationship of Plan to Employment Rights	18-3
18.7	Applicable Law	18-3
18.8	Separability of Pro visions	18-3
18.9	Counterparts	18-3
18.10	Headings	18-3
18.11	Special Definitions and Tables	18-3
18.12	Special Effective Dates	18-4
18.13	Plan Administrator and Sponsor	18-4
18.14	2001 Increase in Annuity Benefits	18-4
18.15	Non-Qualified Excess Benefit Plan	18-5

SIGNATURE PAGE		S-1

Table 1 - Single Sum Payment Factors		T-1
Table 2 - Early Commencement Reduction Factors		T-3

BROADWING PENSION PLAN

(Amending and restating the Cincinnati Bell Management

Pension Plan effective as of January 1, 1997)

ARTICLE 1

NAME, PURPOSE, AND EFFECTIVE DATE

1.1 Name of Plan. The plan set forth herein shall be known as the “Broadwing Pension Plan.” It shall hereinafter be referred to in this document as the “Plan.”

1.2 Purpose of Plan. The Plan provides additional retirement income to persons who participate in the Plan. Except as is otherwise provided in Subsection 9.2.3 below and Section 18.15 below, it is intended that the Plan (together with the Trust used in conjunction with the Plan) qualify as a tax-favored plan and trust under sections 401(a) and 501(a) of the Code and shall be interpreted in a manner consistent with sections 401(a) and 501(a) of the Code.

1.3 Effective Date.

1.3.1 This document amends and restates the Plan effective as of the Effective Amendment Date (except as is otherwise provided herein) in order (a) to conform the Plan to the dictates of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and applicable Internal Revenue Service regulations, (b) to collect all recent amendments to the Plan into one document, and (c) to make certain other changes in the Plan.

1.3.2 Prior to the adoption of this document, the Plan was named the Cincinnati Bell Management Pension Plan, and it has been renamed by this document. Further, this document replaces and supersedes all other documents both which amended the Plan effective as of any dates on or after the Effective Amendment Date and which were adopted prior to the date on which this document is signed.

1.3.3 Wherever the context permits, any reference to the Plan includes a reference to the provisions of the Plan as it was in effect for periods prior to the Effective Amendment Date.

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ARTICLE 2

GENERAL DEFINITIONS AND GENDER AND NUMBER

2.1 Defined Terms. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

2.1.1 “Accrued Benefit” means, when applied to any Participant and his interest as of any specified date under this Plan or under any plan (for purposes of this Subsection 2.1.1, the “merged plan”) which merges into this Plan or has its assets and liabilities attributable to the Participant transferred to this Plan, the benefit to which the Participant would be entitled under the Plan or the merged plan, as the case may be: (a) if the Participant permanently ceased to be an employee who is eligible to accrue benefits under the Plan or the merged plan, as the case may be, as of such specified date (if he has not already done so); (b) if the Participant was fully vested in (i.e., had a nonforfeitable right to) his benefit under the Plan or the merged plan, as the case may be, as of the specified date (even if he is not yet fully vested in such benefit); and (c) if the Participant’s benefit under the Plan or the merged plan, as the case may be, is paid in the form of a Single Life Annuity commencing as of the Participant’s Normal Retirement Date (or, if such specified date is later than the Participant’s Normal Retirement Date, commencing as of such specified date). However, if any other provision of this Plan indicates that the Participant’s Accrued Benefit under this Plan or under any merged plan is to be determined as of age 65, then the reference to “the Participant’s Normal Retirement Date” contained in the immediately preceding sentence shall be deemed to be a reference to “the Participant’s 65th birthday.”

2.1.2 “Affiliated Employer” means each of: the Company; each corporation which is (and only during the period it is) a member of a controlled group of corporations (within the meaning of section 414(b) of the Code as modified when applicable by section 415(h) of the Code) which includes the Company; each trade or business (whether or not incorporated) which is (and only during the period it is) under common control (as defined in section 414(c) of the Code as modified when applicable by section 415(h) of the Code) with the Company; each member (and only during the period it is such a member) of an affiliated service group (within the meaning of section 414(m) of the Code) which includes the Company; and each other entity required to be aggregated with the Company under section 414(o) of the Code (and only during the period it is required to be so aggregated).

2.1.3 “Approved Absence” means, with respect to any Employee, an absence of the Employee from active service with an Affiliated Employer by reason of a vacation or leave of absence approved by the Affiliated Employer, any absence of the Employee from active service with an Affiliated Employer while his employment rights with the Affiliated Employer are protected by law, and any other absence of the Employee from active service with an Affiliated Employer which does not constitute a termination of employment with the Affiliated Employer under rules adopted by the Affiliated Employer and applied in a uniform and nondiscriminatory manner.

2.1.4 “Board” means the Board of Directors of the Company.

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2.1.5 “Cash Balance Account” means, with respect to any Participant, the bookkeeping account established with respect to the Participant under Article 5 below.

2.1.6 “Code” means the Internal Revenue Code of 1986 and the sections thereof, as it and they exist as of the Effective Amendment Date or may thereafter be amended or renumbered.

2.1.7 “Committee” means the Employees’ Benefit Committee which is appointed by the Company to administer the Plan (and to perform certain other duties with respect to the Plan) in accordance with the provisions of Article 13 below and the other provisions of the Plan.

2.1.8 “Company” means Broadwing Inc. (which prior to April 27, 2000 was named Cincinnati Bell Inc.), or any corporate successor thereto. The Company is the sponsor of the Plan.

2.1.9 “Covered Employee” generally refers to an individual who is eligible to be a Participant in the Plan if and after he meets all of the participation requirements set forth in Article 4 below (including certain minimum age and minimum service requirements set forth in Article 4 below). In addition, service while a “Covered Employee” is often required in order to accrue certain benefit amounts under the Plan. For these and all other purposes of the Plan, a “Covered Employee” means an individual who meets the following criteria:

(a) Subject to the other provisions of this Subsection 2.1.9, a person shall be considered a “Covered Employee” for any period during which he is or was an Employee of a Participating Company.

(b) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period during which he is or was an hourly employee. For purposes of the Plan, an “hourly employee” refers to an individual who is an Employee of a Participating Company and either who is a collectively bargained employee (within the meaning of Treas. Reg. section 1.410(b)-6(d)(2)) or whose position is subject to automatic wage progression. In addition, for purposes of the Plan, a person shall still be considered an “hourly employee” for any period during which he is or was temporarily promoted from an hourly employee position to a position as a non-hourly employee for one year or less.

(c) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period during which he is not or was not on the employee payroll of a Participating Company or during which he is or was a Leased Employee. In particular, it is expressly intended that any person not treated as an employee by a Participating Company on its employee payroll records shall not be considered a Covered Employee for purposes of this Plan even if a court or administrative agency determines that such individual is a common law employee of a Participating Company.

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(d) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period during which he is or was classified by a Participating Company as a contingency employee or a job bank employee. However, it is also provided that: (i) if and once such a contingency employee becomes or became a Covered Employee on or after January 1, 1989 and prior to January 1, 2002, his prior service as a contingency employee shall be deemed to have been service as a Covered Employee; and (ii) if and once such a job bank employee becomes or became a Covered Employee on or after January 1, 1991 and prior to January 1, 2002, his prior service as a job bank employee shall be deemed to have been service as a Covered Employee.

(e) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period during which he is or was a co-op or intern first hired by an Affiliated Employer after April 30, 1994; provided that if an Employee who is or was a co-op or intern later, but in any event prior to January 1, 2002, becomes or became a Covered Employee, his prior service as a co-op or intern Employee shall be deemed to have been service as a Covered Employee.

(f) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” (i) when he is or was employed on or after March 1, 1996 at a location which is not within one of the States of the United States (other than as an Employee who is a foreign service employee) or (ii) when he on or after October 1, 1996 is or was a rotational employee. For purposes of this paragraph (f), a “foreign service employee” means an Employee who is a citizen of the United States and who has been classified by the Participating Company which employs him as a foreign service employee and a “rotational employee” means an Employee who is a nonresident alien of the United States and who is employed by a Participating Company within one of the States of the United States for a period not expected to exceed three years.

(g) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee”: (i) for any period prior to April 1, 1987 during which he was on the Participating Company payroll known as the Cellular Business Systems—Chicago Payroll; (ii) for any period prior to January 1, 1988 during which he was classified as an employee of the CMS Department of Cincinnati Bell Information Systems Inc., or (iii) for any period prior to July 1, 1988 during which he was classified as an employee of the Comptech Department of the CBS Division of Cincinnati Bell Information Systems Inc.

(h) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period prior to January 1, 1988 during which he was classified as an employee of Auxton Computer Enterprises, Inc.; provided however, that, in the case of an Employee who performs or performed an Hour of Service for an Affiliated Employer on or after November 1, 1991, his prior service with Auxton Computer Enterprises, Inc. shall be deemed to have been service as a Covered Employee.

(i) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period after December 31,

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1991 and prior to December 31, 1993 during which either (i) he was classified as an employee of a CBIS Company (unless either he was during such period employed as a salaried employee and first performed an Hour of Service for a CBIS Company or CBIS Federal Inc. prior to January 1, 1992 or he was in a class of Employees eligible to participate in the Plan on the day preceding the date on which he first performed an Hour of Service for a CBIS Company) or (ii) he was classified as an employee of CBIS Federal Inc. but not a transferred employee. It is provided, however, that if a person is not considered a Covered Employee during any period after December 31, 1991 and prior to December 31, 1993 solely by reason of the provisions of the immediately preceding sentence but he later becomes or became a Covered Employee, his service when he would have been considered a Covered Employee but for the provisions of the immediately preceding sentence shall be considered to be service as a Covered Employee. For purposes of this paragraph (i), a “CBIS Company” shall mean any of Cincinnati Bell Information Systems Inc., CBIS International Inc., and CBIS International Services Inc. Also for purposes of this paragraph (i), a “transferred employee” means an Employee who was transferred to CBIS Federal Inc. from the employee payroll of another Participating Company after December 31, 1990 and prior to November 1, 1994 and who was in a class of Employees eligible to participate in the Plan immediately prior to transferring to CBIS Federal Inc.

(j) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period on or after January 1, 1994 during which he is or was considered a substantial service employee (within the meaning of Treas. Reg. section 1.414(r)-11(b)(2)) with respect to MATRIXX Marketing Inc. or any direct or indirect subsidiary of MATRIXX Marketing Inc.

2.1.10 “Effective Amendment Date” refers to the effective date of the amendment and restatement of the Plan that is reflected in this document and means January 1, 1997.

2.1.11 “Employee” means any person who either (a) is employed as a common law employee of an Affiliated Employer (i.e., a person whose work procedures are subject to control by an Affiliated Employer), including any such person who is absent from active service with an Affiliated Employer by reason of an Approved Absence, or (b) is a Leased Employee. A person who is an Employee shall no longer be considered an Employee when he both is no longer providing services to any Affiliated Employer and is no longer treated as an Employee by an Affiliated Employer (and is not then in a position where applicable law requires him to be treated as an employee of an Affiliated Employer).

2.1.12 “ERISA” means the Employee Retirement Income Security Act of 1974 and the sections thereof, as it and they exist as of the Effective Amendment Date or may thereafter be amended or renumbered.

2.1.13 “Leased Employee” means any person who is a leased employee (within the meaning of section 414(n) of the Code) of an Affiliated Employer. Under Code section 414(n), effective as of the Effective Amendment Date but subject to any subsequent changes to such Code section, a leased employee is an individual who provides services to an Affiliated Employer, in a capacity other than as a common law employee of the Affiliated Employer, in

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accordance with each of the following three requirements: (a) the services are provided pursuant to an agreement between the Affiliated Employer and one or more leasing organizations; (b) the individual has performed such services for the Affiliated Employer on a substantially full-time basis for a period of at least one year; and (c) such services are performed under the primary direction or control by the Affiliated Employer. The determination of who is a Leased Employee shall be consistent with any regulations issued under section 414(n) of the Code.

2.1.14 “Mandatory Portability Agreement” means that agreement, which was originally effective January 1, 1985, between and among Cincinnati Bell Telephone Company and certain other companies to comply with the mandatory portability provisions of the Deficit Reduction Act of 1984 and which provides for the portability of benefits with respect to certain employees who terminate employment with one company subject to the agreement and subsequently commence employment with another company subject to the agreement.

2.1.15 “Normal Retirement Age” means: (a) in the case of an Employee who first became a Participant in the Plan prior to January 1, 1988, the Employee’s 65th birthday; and (b) in the case of an Employee who first became or becomes a Participant in the Plan on or after January 1, 1988, the later of (i) the Employee’s 65th birthday or (ii) the fifth anniversary of the date the Employee first became or becomes a Participant in the Plan.

2.1.16 “Normal Retirement Date” means, with respect to any Participant, the first day after the date on which the Participant first attains his Normal Retirement Age.

2.1.17 “Plan Year” refers to the annual period on which Plan records are kept and means a calendar year.

2.1.18 “Participant” means a person who becomes a Participant in the Plan in accordance with the provisions of Article 4 below, so long as he remains a Participant under the provisions of Article 4 below.

2.1.19 “Participating Company” refers to the employers that participate in the Plan, as determined under the following provisions of this Subsection 2.1.19:

(a) Subject to the provisions of paragraph (b) below, on and after January 1, 2001, each of the Company, each corporation which is (and only during the period it is) a member of a controlled group of corporations (within the meaning of section 414(b) of the Code) which includes the Company, and each other trade or business (whether or not incorporated) which is (and only during the period it is) under common control (as defined in section 414(c) of the Code) with the Company shall be considered a “Participating Company.”

(b) Any corporation, partnership, or other organization (for purposes of this paragraph (b), the “acquired company”) that first becomes a member of a controlled group of corporations (within the meaning of section 414(b) of the Code) which includes the Company or a part of a group of trades or businesses under common control (within the meaning of section 414(c) of the Code) with the Company after January 1, 2001, as a result of the acquisition by any

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Participating Company (for purposes of this paragraph (b), the “acquiring company”) of the stock or interests of the acquired company or substantially all of the assets of a trade or business previously operated by another organization shall not be considered a Participating Company unless and until the first date as of which both (i) the agreements by which such stock, interests, or assets were acquired by the acquiring company do not require that the employees of the acquired company be eligible to actively participate in another defined benefit plan (within the meaning of section 414(j) of the Code) maintained by the acquired company or another Affiliated Employer (and do not otherwise prohibit the employees of the acquired company from participating in the Plan) and (ii) the Company has taken such actions (such as, but not necessarily limited to, the providing of notices) so as to clearly indicate that employees of the acquired company are to begin participating in the Plan as of such date.

(c) Further, during the period that begins on the Effective Amendment Date and that ends on December 31, 2000, each of the following corporations (or trades or businesses) shall be considered a “Participating Company”: the Company; Cincinnati Bell Telephone Company; Cincinnati Bell Information Systems Inc.; CBIS International Services Inc.; CBIS International Inc.; Cincinnati Bell Telecommunication Services Inc.; effective as of November 2, 1997, Cincinnati Bell Wireless Company; effective as of January 1, 1998, MATRTXX Marketing Inc.; effective as of January 1, 1998, Cincinnati Bell Supply, Inc.; effective as of January 1, 1998, Cincinnati Bell Network Solutions Inc.; effective as of September 29, 1998, Cincinnati Bell Software Solutions LLC; effective as of December 20, 1998, Cincinnati Bell Wireless LLC; effective as of February 24, 1999, ZoomTown.com Inc.; effective as of March 2, 1999, EnterpriseWise IT Consulting LLC (which employer is the successor to Cincinnati Bell Network Solutions Inc. and Cincinnati Bell Software Solutions LLC); and effective as of August 16, 1999, Cincinnati Bell Public Communications Inc.

(d) Notwithstanding the foregoing provisions of this Subsection 2.1.19, any of the employers identified as a “Participating Company” under any of such foregoing provisions shall no longer be a “Participating Company” for purposes of this Plan once it no longer is an Affiliated Employer. (For example, pursuant to the terms of this paragraph (d) and with respect to the corporations or trades or businesses identified in paragraph (c) above as Participating Companies during the period that begins on the Effective Amendment Date and that ends on December 31, 2000: CBIS Federal Inc. is no longer a Participating Company as of November 1, 1994; Cincinnati Bell Information Systems Inc., CBIS International Services Inc., CBIS International Inc., and MATRIXX Marketing Inc. are no longer Participating Companies as of January 1, 1999; Cincinnati Bell Network Solutions Inc. and Cincinnati Bell Software Solutions LLC are no longer Participating Companies as of March 2, 1999; and Cincinnati Bell Supply, Inc. is no longer a Participating Company as of May 23, 2000.)

2.1.20 “Prior Pension Plan” means the part of the Plan as in effect on December 30, 1993 (or, to the extent indicated in the other provisions of this Plan, at any earlier date) which dealt with service, disability, and deferred vested pensions. Where the context requires, any reference to the Plan that concerns benefits accrued for periods prior to January 1, 1994 shall be deemed to include a reference to the Prior Pension Plan.

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2.1.21 “Qualified Joint and Survivor Annuity” means an annuity (i.e., a form of benefit without life insurance which provides for equal payments at regular installments over more than a one year period) payable as follows. Monthly payments are made to a Participant for his life, and after his death monthly survivor payments continue to the person who is the spouse of the Participant on the date as of which the annuity commences to be paid to the Participant (provided that such spouse survives the Participant) for such spouse’s life. Each monthly survivor payment to such spouse shall be equal in amount to 50% of the monthly payment amount made during the life of the Participant under the same annuity. The monthly amount of a Qualified Joint and Survivor Annuity that is paid while the Participant is living is determined under the provisions of Subsection 7.2.2 below and certain other provisions of the Plan. A Qualified Joint and Survivor Annuity shall end with the payment due for the calendar month in which the date of death of the survivor of the Participant and such spouse occurs.

2.1.22 “Required Beginning Date” means, with respect to any Participant, a date determined by the Committee for administrative reasons to be the date as of which the Participant’s nonforfeitable benefit (if any such benefit would then exist and not yet have begun to be paid) is to commence in order to meet the requirements of section 401(a)(9) of the Code (or, for any Participant who attains age 70- 1/2 prior to January 1, 2002, in order to meet the requirements of Code section 401(a)(9) as in effect before the effect of the Small Business Job Protection Act of 1996 is taken into account), which date shall be subject to the following parameters:

(a) Subject to paragraph (e) below, for a Participant who attains age 70- 1/2 on or after January 1, 1987 and prior to January 1, 2002, his Required Beginning Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the calendar year in which he attains age 70- 1/2.

(b) Subject to paragraph (e) below, for a Participant who both attains age 70- 1/2 prior to January 1, 1987 or on or after January 1, 2002 and is not a 5% owner of an Affiliated Employer, his Required Beginning Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the later of: (i) the calendar year in which he attains age 70- 1/2; or (ii) the calendar year in which he terminates employment with the Affiliated Employers.

(c) Subject to paragraph (e) below, for a Participant who both attains age 70- 1/2 prior to January 1, 1987 or on or after January 1, 2002 and is a 5% owner of an Affiliated Employer, his Required Beginning Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the later of: (i) the calendar year in which he attains age 70- 1/2; or (ii) the earlier of the calendar year with or within which ends the Plan Year in which he becomes a 5% owner of an Affiliated Employer or the calendar year in which he terminates employment with the Affiliated Employers.

(d) A Participant is deemed to be a 5% owner of an Affiliated Employer for purposes hereof if he is a 5% owner of the Affiliated Employer (as determined under section 416(i)(l)(B) of the Code) at any time during the Plan Year ending with or within

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the calendar year in which he attains age 66- 1/2 or any subsequent Plan Year. Once a Participant meets these criteria, he shall be deemed a 5% owner of the Affiliated Employer even if he ceases to own 5% of the Affiliated Employer in a later Plan Year.

(e) Notwithstanding the foregoing, if a Participant first earns a nonforfeitable retirement benefit under the Plan after the date which would otherwise be his Required Beginning Date under the foregoing provisions of this Subsection 2.1.22, then his Required Beginning Date shall not be determined under such foregoing provisions but rather must be a date within the calendar year next following the calendar year in which he first earns a nonforfeitable retirement benefit under the Plan.

2.1.23 “Single Life Annuity” means an annuity (i.e., a form of benefit without life insurance which provides for equal payments at regular installments over more than a one year period) payable as follows. Monthly payments are made to a Participant for his life and end with the last payment due for the calendar month in which the date of the Participant’s death occurs. The monthly amount of a Single Life Annuity is determined under the provisions of Subsection 7.2.1 below and certain other provisions of the Plan.

2.1.24 “Trust” means the Cincinnati Bell Pension Plans Trust, which trust was created by the Company to serve as the funding media for the Plan, as such trust exists as of the Effective Amendment Date or is subsequently amended. The Trust is hereby incorporated by reference and made a part of the Plan.

2.1.25 “Trustee” means the person or entity serving at any time as trustee of the Trust.

2.1.26 “Vested Participant” means a Participant who is (or, if he ceased to be an Employee immediately, would be) entitled under the provisions of the Plan to some nonforfeitable benefit under the Plan.

2.2 Gender and Number. For purposes of this Plan, words used in any gender shall include all other genders, the singular shall include the plural, and the plural shall include the singular, as the context may require.

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ARTICLE 3

SERVICE

3.1 Hour of Service. An Employee’s “Hours of Service” to be counted for purposes of the Plan shall be computed as follows, subject to the rules contained in U.S. Department of Labor Regulation section 2530.200b-2(b) and (c) (which is incorporated herein by reference):

3.1.1 One Hour of Service shall be credited for each hour for which the Employee is paid, or entitled to payment, by an Affiliated Employer for the performance of duties. Hours of Service credited under this Subsection 3.1.1 shall be allocated to the computation period or periods during which the duties are performed.

3.1.2 One Hour of Service shall be credited for each hour for which the Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours of Service credited under this Subsection 3.1.2 shall be allocated to computation periods in accordance with the rules of U.S. Department of Labor Regulation section 2530.200b-2(b) and (c). Notwithstanding the foregoing provisions of this Subsection 3.1.2:

(a) No more than 501 Hours of Service shall be credited under this Subsection 3.1.2 to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(b) An hour for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws; and

(c) Hours of Service shall not be credited for a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Subsection 3.1.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from the Affiliated Employer directly or indirectly through, among others, a trust fund or insurer to which the Affiliated Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

3.1.3 One Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer with respect to the Employee. Hours of Service credited under this Subsection 3.1.3 shall be allocated to

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the computation period or periods to which the agreement or award relates. The same Hours of Service shall not be credited both under Subsection 3.1.1 or 3.1.2, as the case may be, and under this Subsection 3.1.3. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection 3.1.2 above shall be subject to the limitations set forth in that provision.

3.1.4 To the extent required by applicable federal law, Hours of Service shall be credited for service in the armed forces of the United States and for any leave taken pursuant to the requirements of the federal Family and Medical Leave Act of 1993, as amended.

3.1.5 For purposes only of determining whether the Employee has incurred a Break in Service, if the Employee is absent from active service with an Affiliated Employer (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) for purposes of caring for such a child for a period beginning immediately following such a birth or placement, and the Employee is not paid or entitled to be paid for such absence, the Employee shall be credited with one Hour of Service for each hour which the Employee would normally have been scheduled for work but for such absence (or, if the Employee does not have a regular work schedule, with eight Hours of Service for each day of such absence). Notwithstanding the immediately preceding sentence:

(a) No more than 501 Hours of Service shall be credited under this Subsection 3.1.5 to the Employee on account of any single continuous period of such an absence;

(b) Any Hours of Service which are to be credited to the Employee under this Subsection 3.1.5 by reason of a single continuous period of absence shall be credited for the calendar year in which such absence begins if the Employee would be prevented from incurring a Break in Service with respect to such calendar year solely because of such crediting. Otherwise, such Hours of Service shall be credited for the calendar year next following the calendar year in which such absence begins; and

(c) No Hours of Service shall be credited under this Subsection 3.1.5 to the Employee unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the applicable absence from work is for reasons referred to in the first sentence of this Subsection 3.1.5 and the number of days for which there was such an absence.

3.1.6 For purposes of the Plan, the Employee shall be deemed to have completed 45 Hours of Service for each week in which he would otherwise be credited with one or more Hours of Service under the foregoing provisions of this Section 3.1; except that, in the case of (a) any Employee who is classified by the Affiliated Employer which employs him as a part-time Employee or (b) any Employee who is hired for a period not exceeding three consecutive weeks and who is not employed for more than 30 days in a year, such Employee shall be deemed to have completed 10 Hours of Service for each day in which he would otherwise be credited with one or more Hours of Service under the foregoing provisions of this Section 3.1. However, the provisions of this

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Subsection 3.1.6 shall not apply: (a) for any period occurring prior to January 1, 2002 and after December 31, 2000 with respect to Employees of Cincinnati Bell Wireless Company or Cincinnati Bell Wireless LLC; or (b) for any period occurring prior to January 1, 2001 with respect to Employees of any Participating Companies other than the Company, Cincinnati Bell Telephone Company, Cincinnati Bell Information Systems Inc., CBIS International Services Inc., CBIS International Inc., CBIS Federal Inc., or Cincinnati Bell Public Communications Inc.

3.2 Break in Service. An Employee shall be deemed to have incurred a “Break in Service” in any calendar year during which he is credited with not more than 500 Hours of Service.

3.3 Employment and Reemployment Commencement Dates. An Employee’s “Employment Commencement Date” shall be the date on which he first performs an Hour of Service as an Employee for which he is paid, or entitled to payment, by any Affiliated Employer. Further, if the Employee incurs a Break in Service in any calendar year that commences after his Employment Commencement Date but that ends prior to his completion of at least 1,000 Hours of Service in any Eligibility Computation Period, then the first day that occurs after the end of such calendar year and on which he performs an Hour of Service as an Employee for which he is paid, or entitled to be paid, by any Affiliated Employer shall be considered his “Reemployment Commencement Date.”

3.4 Eligibility Service. An Employee shall be credited with one year of “Eligibility Service” as of the last day of the first Eligibility Computation Period during which he completes at least 1,000 Hours of Service.

3.5 Eligibility Computation Period. An Employee’s “Eligibility Computation Period” shall be the twelve-month period commencing on the Employee’s Employment Commencement Date and each calendar year commencing after his Employment Commencement Date. However, notwithstanding the foregoing, if the Employee incurs a Break in Service in any calendar year that commences after his Employment Commencement Date but that ends prior to his completion of at least 1,000 Hours of Service in an Eligibility Computation Period, then his “Eligibility Computation Period” after such calendar year shall mean the twelve-month period commencing on his first Reemployment Commencement Date that occurs after the end of such calendar year and each calendar year commencing after such Reemployment Commencement Date.

3.6 Vesting Service. An Employee’s years of “Vesting Service” shall be computed as follows:

3.6.1 The Employee shall be credited with years of Vesting Service equal to the number of his years of service counted for purposes of determining eligibility for a vested pension under the Prior Pension Plan as of December 31, 1993 (as calculated under the provisions of the Prior Pension Plan).

3.6.2 The Employee shall also be credited with one year of Vesting Service for each calendar year ending after December 31, 1993 and during which he is credited with at least

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1,000 Hours of Service; provided that service prior to the calendar year in which the Employee attained age 18 shall not be counted for purposes of this Subsection 3.6.2.

3.7 Mandatory Portability Agreement. To the extent required under the Mandatory Portability Agreement, service of Employees with former Bell System companies (and their successors) shall be recognized under this Plan. In this regard, Employees of certain Participating Companies, including but not necessarily limited to Broadwing Communications Inc., are not subject to or affected by the Mandatory Portability Agreement while employed by any such companies, and this Section 3.7 shall not give any rights under the Mandatory Portability Agreement to such Employees while employed by any such companies.

3.8 Service With Predecessor Entities. The following provisions of this Section 3.8 shall apply for purposes of the Plan.

3.8.1 Service prior to January 1, 1996 with Information Systems Development Partnership (or its predecessor, Information Systems Development, Inc.) shall be deemed to be service with an Affiliated Employer which is not a Participating Company.

3.8.2 In the case of an employee of AccuStaff Incorporated or People Systems Inc. (for purposes of this Subsection 3.8.2, collectively referred to as “AccuStaff”) who becomes an Employee of MATRIXX Marketing Inc. (for purposes of this Subsection 3.8.2 and Subsection 3.8.3 below, “MATRIXX”) during 1998 and who was supporting MATRIXX immediately prior to the date on which he becomes an Employee of MATRIXX, his service with AccuStaff prior to the date on which he becomes an Employee of MATRIXX shall be deemed to be service with an Affiliated Employer which is not a Participating Company.

3.8.3 In the case of an employee of American Transtech, Inc. or AT&T Corp. (for purposes of this Subsection 3.8.3, collectively referred to as “ATI”) who becomes an Employee of MATRIXX on March 1, 1998, his service with ATI prior to the date on which he becomes an Employee of MATRIXX shall be deemed to be service with an Affiliated Employer which is not a Participating Company.

3.8.4 Service with KSM Consulting, LLC (“KSMC”), or with its affiliate Katz, Sapper & Miller, L.L.P., that is completed prior to the acquisition by an Affiliated Employer of substantially all of the assets of KSMC (which acquisition occurred on October 1, 1998) shall be deemed to be service with an Affiliated Employer which is not a Participating Company with respect to any person who becomes an Employee upon or in connection with such acquisition.

3.8.5 In the case of any person who becomes a Covered Employee of a Participating Company on or after January 1, 2001, any service he completed prior to November 9, 1999 with IXC Communications, Inc. (the predecessor to Broadwing Communications Inc.) or any subsidiary thereof shall be deemed to be service with an Affiliated Employer which is not a Participating Company. For purposes of this Subsection 3.8.5, a “subsidiary” of IXC Communications, Inc. means any corporation (or other trade or business) other than IXC Communications, Inc. which is both in a chain of corporations (and/or other trades or businesses)

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that begins with IXC Communications, Inc. and in which at least 80% of the voting interests in such corporation (or other trade or business) in such chain (other than IXC Communications, Inc.) is owned by IXC Communications, Inc. or another corporation (or other trade or business) in such chain.

3.8.6 The service credited to any person under the foregoing provisions of this Section 3.8 shall be determined by the Committee (or any other party to whom these administrative duties are delegated under procedures authorized by the Plan) based on the best records that it receives as to such service. Since the service credited to any person under the foregoing provisions of this Section 3.8 is deemed to be service with an Affiliated Employer which is not a Participating Company, such service shall be used in determining the person’s Eligibility Service and Vesting Service under this Plan but shall not be used in any manner in calculating the amount of the person’s benefits under the benefit formulas of this Plan, if any.

3.8.7 Except as is otherwise provided in this Section 3.8, service with a corporation or other organization which becomes an Affiliated Employer (or substantially all of whose assets are acquired by an Affiliated Employer) that is completed prior to the date on which such corporation or other organization so becomes an Affiliated Employer (or prior to the date on which substantially all of the assets of such corporation or organization are so acquired by an Affiliated Employer) shall not be deemed to be service with an Affiliated Employer for purposes of this Plan.

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ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each person (a) who is a Covered Employee, (b) who has attained age 21, and (c) who has been credited with at least one year of Eligibility Service shall be eligible to become a Participant in the Plan in accordance with the provisions of Section 4.2 below.

4.2 Participation. Each Employee who satisfies all of the eligibility requirements of Section 4.1 above on the Effective Amendment Date shall become a Participant in the Plan on the Effective Amendment Date. Each other Employee shall become a Participant in the Plan on the first date subsequent to the Effective Amendment Date on which he satisfies all of the eligibility requirements of Section 4.1 above. Each Employee who becomes a Participant in the Plan shall continue to be a Participant so long as he remains an Employee and until he ceases to have any nonforfeitable right to an Accrued Benefit under the Plan.

4.3 Reemployment of Former Participants. If a former Participant is reemployed as a Covered Employee on or after the Effective Amendment Date, he shall become a Participant as of the date on which he is reemployed as a Covered Employee.

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ARTICLE 5

MONTHLY BENEFIT FORMULA AMOUNT RULES

5.1 General Rules for Monthly Benefit Formula Amounts.

5.1.1 In determining any retirement benefit of a Participant under a provision of this Plan, such provision may refer to a “Monthly Benefit Formula Amount.” For all purposes of the Plan, and subject to the other provisions of the Plan, a Participant’s “Monthly Benefit Formula Amount” determined as of any date (for purposes of this Subsection 5.1.1, the “subject date”) that occurs on or after the Effective Amendment Date refers to the monthly amount of the retirement benefit that would be paid to the Participant under the Plan if his retirement benefit under the Plan were to be paid in the form of a Single Life Annuity that commences as of the subject date. The Participant’s “Monthly Benefit Formula Amount” determined as of the subject date is an amount equal to the result that is produced by dividing (a) by (b) and then multiplying such quotient by (c) (i.e., ((a) ÷ (b)) x (c)), where (a), (b), and (c) are as follows: (a) is the amount that as of the subject date is credited to the Participant’s Cash Balance Account, divided by 12; (b) is the factor identified in Table 1 to this Plan as applicable to a payment age that is the Participant’s attained age (in whole years and months) as of the subject date; and (c) is the factor identified in Table 2 to this Plan as applicable to a payment age that is the Participant’s attained age (in whole years and months) as of the subject date.

5.1.2 Further, in determining the single sum amount of a retirement benefit under a provision of the Plan, such provision may refer to an “Assumed Monthly Normal Retirement Benefit Formula Amount.” For all purposes of the Plan, and subject to the other provisions of the Plan, a Participant’s “Assumed Monthly Normal Retirement Benefit Formula Amount” determined as of any date (for purposes of this Subsection 5.1.2, the “subject date”) that occurs on or after the Effective Amendment Date refers to the monthly amount of the retirement benefit that would be paid to the Participant under the Plan if he ceased to be an Employee no later than the subject date (if he had not already done so) and if his retirement benefit under the Plan were to be paid in the form of a Single Life Annuity that commences as of the later of the Participant’s Normal Retirement Date or the subject date. The Participant’s Assumed Monthly Normal Retirement Benefit Formula Amount determined as of the subject date is an amount equal to the result that is produced by dividing (a) by (b) (i.e., (a) ÷ (b)), where (a) and (b) are as follows: (a) is the amount that as of the subject date is credited to the Participant’s Cash Balance Account, divided by 12; and (b) is the factor identified in Table 1 to this Plan as applicable to a payment age that is the Participant’s attained age (in whole years and months) as of the subject date.

5.2 Cash Balance Accounts for Participants. A bookkeeping account, known as a “Cash Balance Account” in this Plan, shall be established under the Plan with respect to each Participant. As is indicated in the provisions of Section 5.1 above, the Participant’s Monthly Benefit Formula Amount is based largely on the basis of the dollar amount credited to the Participant’s Cash Balance Account. A Participant’s Cash Balance Account does not represent an actual funded account under which the Participant has a specific right to assets under the Trust

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or an account which reflects a specific part of the Trust; instead, it represents only a bookkeeping account to which bookkeeping amounts are credited and which is generally used to help determine the amount of the Participant’s retirement benefit, if any, which exists under the Plan. The Cash Balance Account of a Participant is credited with (a) an initial cash balance amount to the extent provided in Section 5.3 below, (b) pension credit amounts to the extent provided in Section 5.4 below, (c) interest credit amounts to the extent provided in Section 5.5 below, and (d) special credit amounts to the extent provided in the provisions of this Article 5 that follow Section 5.5 below. No other amounts are credited to a Participant’s Cash Balance Account.

5.3 Initial Cash Balance Amount Credited to Cash Balance Account.

5.3.1 In the case of a Participant who was a Covered Employee on December 31, 1993 and who was a Participant in the Prior Pension Plan on December 30, 1993, there shall be credited to his Cash Balance Account, as of December 30, 1993, an amount equal to the amount that would make the single sum payment of such amount as of December 30, 1993 actuarially equivalent to his Accrued Benefit under the Prior Pension Plan as of December 30, 1993 (expressed as a Single Life Annuity commencing on the Participant’s 65th birthday), based upon the Participant’s attained age, in whole years and months, on December 30, 1993 and with the actuarial assumptions to be used in determining such amount being the assumptions described in Subsection 11.5.2 below.

5.3.2 In the case of a Participant who was a Participant in the Prior Pension Plan on December 30, 1993, who was not a Covered Employee on December 31, 1993, and who thereafter became or becomes a Covered Employee, there shall be credited to his Cash Balance Account, as of the first date after December 31, 1993 on which he became or becomes a Covered Employee (for purposes of this Subsection 5.3.2, the Participant’s “rehire date”), an amount equal to the amount that would make the single sum payment of such amount as of the Participant’s rehire date actuarially equivalent to his Accrued Benefit under the Plan as of his rehire date (expressed as a Single Life Annuity commencing on the Participant’s 65th birthday), based upon his attained age, in whole years and months, on such date, but disregarding any amendments to the Plan adopted effective March 31, 1995 when determining such Accrued Benefit. The actuarial assumptions to be used in determining such amount shall be the assumptions described in Subsection 11.5.2 below.

5.3.3 In the case of a Participant who first became or becomes a Participant on or after December 31, 1993, there shall be credited to his Cash Balance Account, as of the date on which he first became or becomes a Participant, an amount equal to the amount which would have been credited to his Cash Balance Account on such date if the Plan did not require attainment of age 21 and completion of one year of Eligibility Service as conditions of becoming a Participant. Notwithstanding the foregoing, the provisions of this Subsection 5.3.3 does not provide for an amount to be credited to the Cash Balance Account of any Participant prior to the date on which the Participant first became or becomes a Covered Employee and met or meets any other conditions (not related to the Plan’s minimum age and service conditions) for becoming a Participant in the Plan.

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5.3.4 In the case of a Participant for whom an Accrued Benefit is transferred to the Plan from a Related Plan on or after December 31, 1993, there shall be credited to his Cash Balance Account, as of the date on which such Accrued Benefit is transferred to the Plan (for purposes of this Subsection 5.3.4, the “transfer date”), an amount equal to: (a) in the case of a transfer on or after January 1, 1997 from the Cincinnati Bell Pension Plan (as such plan exists as of January 1, 1997 or is subsequently amended), the amount credited to his Cash Balance Account under that plan as of the transfer date; or (b) in the case of any other transfer from a Related Plan, the amount that would make the single sum payment of such amount as of the transfer date actuarially equivalent to such Accrued Benefit (expressed as a Single Life Annuity commencing on the Participant’s 65th birthday), based upon his attained age, in whole years and months, on such date and with the actuarial assumptions to be used in determining such amount being the assumptions described in Subsection 11.5.2 below. For purposes of the Plan, a “Related Plan” means the Cincinnati Bell Pension Plan (as such plan exists as of the Effective Amendment Date or is subsequently amended) and each Former Affiliate Plan (within the meaning of the Mandatory Portability Agreement).

5.3.5 In the case of an employee of American Transtech, Inc. or AT&T Corp. (for purposes of this Subsection 5.3.5, collectively referred to as “ATI”) who becomes an Employee of MATRIXX Marketing Inc. (for purposes of this Subsection 5.3.5, “MATRIXX”) on March 1, 1998 (for purposes of this Subsection 5.3.5, such an employee being referred to as an “ATI Employee”):

(a) If such ATI Employee had a cash balance account under the AT&T Management Pension Plan (for purposes of this Subsection 5.3.5, the “ATTMPP”) which was not vested on February 28, 1998, his Cash Balance Account under this Plan shall be credited, on March 1, 1998, with an amount equal to the amount credited to his cash balance account under the ATTMPP immediately prior to that date. If such ATI Employee had an accrued benefit under the AT&T Pension Plan (for purposes of this Subsection 5.3.5, the “ATTPP”) which was not vested on February 28, 1998, his Cash Balance Account under this Plan shall be credited, on March 1, 1998, with an amount equal to the amount that would make the single sum payment of such amount actuarially equivalent to his accrued benefit under (and as determined pursuant to the terms of) the ATTPP immediately prior to that date and with the actuarial assumptions to be used in determining such amount being the assumptions described in Subsection 11.5.2 below. For purposes of this Subsection 5.3.5, if such ATI Employee was not a participant in the ATTMPP or the ATTPP on February 28, 1998 solely by reason of not satisfying the minimum age and/or service conditions for such plan, then, if and when he becomes a Participant in this Plan, he shall be deemed to have been a participant in the ATTMPP or the ATTPP, as the case may be, on February 28, 1998 and shall be treated as having the cash balance account balance under the ATTMPP or the accrued benefit under the ATTPP, as the case may be, that would have existed if neither such plan had contained minimum age and/or service conditions to becoming a participant thereunder.

(b) If such ATI Employee had completed at least 29 years of net credited service under the ATTMPP or the ATTPP as of March 1, 1998, and if such ATI Employee would not have attained age 55 prior to completing 30 years of such net credited

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service (assuming that his net credited service had continued uninterrupted after February 28, 1998), his Cash Balance Account under this Plan shall be credited with an additional amount, as of March 1, 1998, equal to the amount “E” determined under the formula: E = (A - B) × C × D. For purposes of such formula, “A” is equal to the monthly accrued benefit which would be payable to such ATI Employee under the ATTMPP or the ATTPP, as the case may be, on the date on which such ATI Employee would have completed 30 years of net credited service with ATI (for purposes of this paragraph (b), the “30 Year Date”) if his net credited service had continued uninterrupted after February 28, 1998 and if such benefit was paid in the form of a Single Life Annuity; “B” is equal to the monthly accrued benefit which would be payable to such ATI Employee under the ATTMPP or the ATTPP, as the case may be, on the 30 Year Date if his net credited service had continued uninterrupted after February 28, 1998, if such benefit was paid in the form of a Single Life Annuity, and if the monthly amount of such benefit were reduced by .005 a month for each month by which the 30 Year Date would precede his 55th birthday; “C” is a fraction having a numerator equal to the factor identified in Table 1 to this Plan as applicable to a payment age that is the Participant’s attained age (in whole years and months) as of the 30 Year Date and a denominator equal to the factor identified in Table 2 to the Plan as applicable to the same payment age; and “D” is a discount factor based on this Plan’s active employee interest crediting rate for Cash Balance Account purposes.

5.4 Pension Credit Amounts Credited to Cash Balance Account.

5.4.1 As of December 31, 1993, there shall be credited to the Cash Balance Account of each Participant who was a Covered Employee on that date an amount equal to the product obtained by multiplying the Participant’s Covered Compensation Rate times the Participant’s Applicable Percentage from the table set forth in Subsection 5.4.2 below, based upon his attained age, in completed years, as of December 31, 1993. For purposes of this Subsection 5.4.1, a Participant’s “Covered Compensation Rate” means the quotient obtained by dividing the Participant’s annualized rate of Covered Compensation as of December 31, 1993 by 261.

5.4.2 As of the last day of each calendar year subsequent to 1993 (or, in the case of a Participant who ceases to be an Employee during any such calendar year, as of the date on which he was last employed as an Employee), there shall be credited to the Cash Balance Account of each Participant who received Covered Compensation during the calendar year an amount equal to the product obtained by multiplying (a) the sum of (i) an amount equal to such Covered Compensation plus (ii) an amount equal to that portion of such Covered Compensation in excess of the Social Security Wage Base for such year by (b) the Participant’s Applicable Percentage for the applicable calendar year as determined from the tables set forth below in this Subsection 5.4.2, based upon his attained age, in whole years, on such December 31 (or, if he ceased to be an Employee during the year, his attained age as of the date on which he was last employed as an Employee). For purposes of this Subsection 5.4.2, the “Social Security Wage Base” means, with respect to any calendar year, the contribution and benefit base for old-age retirement benefits that is in effect for such year under section 230 of the federal Social Security Act, as amended.

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Participant’s Attained Age	Applicable Percentage for any calendar year beginning before January 1, 2001
Less than 30 years	2.50%
30 but less than 35 years	2.75%
35 but less than 40 years	3.25%
40 but less than 45 years	4.00%
45 but less than 50 years	5.25%
50 but less than 55 years	6.50%
55 or more years	8.00%

Participant’s Attained Age	Applicable Percentage for any calendar year beginning on or after January 1, 2001
Less than 30 years	3.00%
30 but less than 35 years	3.25%
35 but less than 40 years	3.75%
40 but less than 45 years	4.50%
45 but less than 50 years	5.25%
50 but less than 55 years	6.50%
55 or more years	8.00%

5.5 Interest Credit Amounts Credited to Cash Balance Account.

5.5.1 As of December 31, 1993, there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance under the Plan on December 30, 1993 an amount equal to 0.02191% of such balance.

5.5.2 On each day subsequent to December 31, 1993 and prior to January 1, 2003, there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance under the Plan on the December 31 immediately preceding such day assumed interest on such balance at an annualized rate (without compounding) of: for days occurring during calendar years 1994 through 1996, 8%; for days occurring during calendar years 1997 and 1998, 8.125%; for days occurring during calendar years 1999 through 2001, 7.75%; and for days occurring during calendar year 2002, 6.50%.

5.5.3 On each day subsequent to December 31, 2002, there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance under the Plan on the December 31 immediately preceding such day assumed interest on such balance at an annualized rate (without compounding) of 4%.

5.5.4 For the calendar year in which a Participant has an amount credited to his Cash Balance Account under Section 5.3 above, on each day that occurs in such calendar year and

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that is subsequent to the date on which such amount is credited to his Cash Balance Account under the Plan, there also shall be credited to his Cash Balance Account the product obtained by multiplying such amount times the applicable assumed interest rate that is determined for such day under Subsection 5.5.2 above or Subsection 5.5.3 above, as the case may be.

5.5.5 Notwithstanding any of the foregoing provisions of this Section 5.5 but subject to the final sentence of this Subsection 5.5.5, (a) the assumed annualized interest rate to be applied on any day prior to January 1, 1998 under Subsection 5.5.2, 5.5.3, or 5.5.4 above, as the case may be, shall be 3.5% (instead of its assumed interest rate otherwise provided under Subsection 5.5.2, 5.5.3 or 5.5.4 above) unless the Participant is either employed as a Covered Employee on such day or is employed as an Employee (other than a leased, contingency, or job bank employee) both on such day and on December 31, 1997 and (b) the assumed annualized interest rate to be applied on any day subsequent to December 31, 1997 under Subsection 5.5.2, 5.5.3, or 5.5.4 above, as the case may be, shall be 3.5% unless the Participant is employed as an Employee (other than a leased, contingency, or job bank employee) on such day. However, the assumed annualized interest rate to be applied under either clause (a) or clause (b) of the immediately preceding sentence shall be deemed to be 4.0% for each day on which both (a) such assumed annualized interest rate would otherwise be 3.5% under clause (a) or clause (b) of the immediately preceding sentence and (b) a waiver by the Participant to the death benefit otherwise applicable to him under Section 8.1 or 8.2 below is in effect for him pursuant to the provisions of Section 8.3 below.

5.6 Special Cash Balance Account Credit for Broadwing Communications Employees. Each person who is an Eligible BCI Employee (as defined in Subsection 5.6.1 below) shall have an amount equal to 6.3875% of the Eligible BCI Employee’s Special Credit Compensation (as defined in Subsection 5.6.2 below) credited on March 1, 2001 (or, if earlier, the later of the date on which he ceases to be an Employee or January 1, 2001) to a Cash Balance Account established for his benefit under this Plan.

5.6.1 For purposes of this Section 5.6, an “Eligible BCI Employee” means a person who was an Employee on the payroll of Broadwing Communications Inc. (for purposes of this Section 5.6, “BCI”) on BCI’s last business day of 2000 and who had become eligible by October 1, 2000 to participate in the Broadwing Communications Inc. 401 (k) Plan (for purposes of this Section 5.6, the “BCI Plan”) then maintained by BCI.

5.6.2 Also for purposes of this Section 5.6, the “Special Credit Compensation” of any Eligible BCI Employee means the sum of the base pay and commissions that were payable to the Eligible BCI Employee by BCI during 2000 (regardless of the extent to which the Eligible BCI Employee elected to reduce such base pay or commissions on a pre-tax basis through any plan of BCI); except that, if the Eligible BCI Employee first became eligible to participate in the BCI Plan after January 1, 2000, his “Special Credit Compensation” means the product obtained by multiplying (a) the sum of the base pay and sales commissions that were payable to the Eligible BCI Employee by BCI during 2000 (regardless of the extent to which the Eligible BCI Employee elected to reduce such base pay or sales commissions on a pre-tax basis through any plan of BCI) by (b) a fraction having a numerator equal to the number of calendar months included in the period that began on the day in 2000 on which the Eligible BCI

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Employee first became eligible to participate in the BCI Plan and that ended on December 31, 2000 and having a denominator of 12.

5.6.3 For purposes of the provisions of Subsections 5.6.1 and 5.6.2 above, under the provisions of the BCI Plan in effect during 2000, an Employee on the payroll of BCI generally became first eligible to participate in the BCI Plan as of the first day of the first calendar quarter that began after he both completed at least six months of service with BCI (and any employers affiliated to BCI under Section 414(b), (c), (m), or (o) of the Code) and attained at least age 20- 1/2.

5.6.4 In the event an Eligible BCI Employee is not otherwise a Participant in the Plan on the date that he has an amount credited to his Cash Balance Account under this Section 5.6, he shall be considered a Participant for all purposes of the Plan beginning on such date except that he shall not in any event be entitled to receive any credit to his Cash Balance Account pursuant to the provisions of either Section 5.3 above or Section 5.4 above unless and until he qualifies as a Participant in the Plan other than solely because of the provisions of this Section 5.6.

5.7 Covered Compensation. For purposes of the Plan, a Participant’s “Covered Compensation” means, with respect to any calendar year, the base pay plus differentials and commissions received by the Participant during the calendar year for services rendered as a Covered Employee, subject to the following:

5.7.1 In the case of the Company and Cincinnati Bell Telephone Company, a Participant’s “Covered Compensation” shall not include team awards or bonuses paid to him prior to 1997 (provided that 1993 team awards and bonuses, paid in 1994, shall be used to compute the December 30, 1993 Cash Balance Account initial amounts) or overtime but shall include, for purposes other than computing the “transition” benefits described in Section 9.2 below, team awards and bonuses paid after 1996.

5.7.2 In the case of remuneration provided to the Participant by Cincinnati Bell Information Systems Inc., CBIS International Inc., CBIS International Services Inc., and CBIS Federal Inc., “Covered Compensation” shall not include overtime or vacation buy back but shall include, for purposes other than computing the “transition” benefits described in Section 9.2 below, team awards and bonuses, provided that 1993 team awards and bonuses (paid in 1994) shall be used only to compute the December 30, 1993 Cash Balance Account initial amounts.

5.7.3 In the case of remuneration provided to the Participant by any Participating Company other than the Company, Cincinnati Bell Telephone Company, Cincinnati Bell Information Systems Inc., CBIS International Inc., CBIS International Services Inc., or CBIS Federal Inc., “Covered Compensation” shall not include overtime but shall include, for purposes other than computing the “transition” benefits described in Section 9.2 below, team awards and bonuses.

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5.7.4 For purposes of the Plan, “team awards and bonuses” refer to discretionary awards and bonuses that are considered on a recurring annual or other periodic basis in connection with the normal and integral operations of the applicable employer (but do not, for example, include awards that are made for a special performance outside the normal job of an Employee or which are considered by an applicable employer on an ad hoc or non-regular schedule).

5.7.5 A Participant’s “Covered Compensation” for any calendar year shall include amounts which would have been paid in such calendar year to the Participant (and considered as Covered Compensation for such calendar year under the foregoing provisions of this Section 5.7) if (to the extent applicable) the Participant had not entered into a cash or deferred arrangement described in section 401(k) of the Code, the Participant had not elected nontaxable benefits under a cafeteria plan described in section 125 of the Code, and/or, effective on and after January 1, 2000, the Participant had not elected nontaxable benefits under a plan that provides qualified parking within the meaning of section 132(f) of the Code. A Participant’s “Covered Compensation” for any calendar year also shall include amounts which would have been paid in such calendar year to the Participant (and considered as Covered Compensation for such calendar year under the foregoing provisions of this Section 5.7) if the Participant had not elected to participate in the Cincinnati Bell Inc. Executive Deferred Compensation Plan as amended over time (or, during the period that MATRIXX Marketing Inc. is an Affiliated Employer, the MATRIXX Marketing Inc. Executive Deferred Compensation Plan), provided that such amounts shall be deemed to be compensation in excess of the limitations contained in Subsection 10.4.4 below for all purposes of calculating the Participant’s benefits under the Plan.

5.7.6 A Participant’s “Covered Compensation” for any calendar year shall include any amounts that would be treated as part of his Covered Compensation for such calendar year under the foregoing provisions of this Section 5.7 but for the fact that they are received by the Participant after the end of such calendar year in the case when the Participant ceases to be a Covered Employee by the end of such calendar year and such amounts are paid to the Participant by reason of his employment as a Covered Employee in the last pay period that begins in such calendar year.

5.7.7 Notwithstanding any of the foregoing provisions of this Section 5.7, the “Covered Compensation” of a Participant which is taken into account for any calendar year under the Plan shall be subject to the provisions of Subsection 10.4.4 below.

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ARTICLE 6

RETIREMENT BENEFITS AND VESTED PERCENTAGE

6.1 Normal Retirement. A Participant who ceases to be an Employee (other than by reason of his death) on the date he first attains his Normal Retirement Age (and prior to his Required Beginning Date) shall be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The date as of which such benefit will commence and the form in which such benefit will be paid shall be determined under the provisions of Article 7 below.

6.2 Late Retirement. A Participant who continues to be an Employee following the date on which he first attains his Normal Retirement Age (or is still an Employee on his Required Beginning Date in the limited circumstances when such date occurs prior to the date he first attains his Normal Retirement Age) shall also be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The date as of which such benefit will commence and the form in which such benefit will be paid shall be determined under the provisions of Article 7 below.

6.3 Vested Retirement. A Participant who ceases to be an Employee (other than by reason of his death) prior to becoming eligible for any normal or late retirement benefit under the foregoing provisions of this Article 6, but after completing at least five years of Vesting Service (or, for any Participant who so ceases to be an Employee on or after January 1, 2001 and after completing at least one Hour of Service on or after such date, after completing at least one year of Vesting Service), shall also be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The date as of which such benefit will commence and the form in which such benefit will be paid shall be determined under the provisions of Article 7 below.

6.4 Vested Percentage. If a Participant is entitled to a retirement benefit under any of the foregoing provisions of this Article 6, then the Participant’s vested percentage shall be used in part in determining the amount of each payment of such benefit under the provisions of Article 7 below. For purposes of the provisions of Article 7 below and all other provisions of the Plan, as of any date (for purposes of this Section 6.4, the “subject date”), the “vested percentage” of any Participant shall be:

6.4.1 100% if the subject date occurs on or after the date on which Participant first attains his Normal Retirement Age and the Participant is an Employee on such date.

6.4.2 If Subsection 6.4.1 above does not apply to the Participant and both the subject date occurs on or after January 1, 2001 and the Participant completes at least one Hour of Service on or after January 1, 2001, 20% if the Participant has completed one but not two years of Vesting Service by the subject date, 40% if the Participant has completed at least two but not three years of Vesting Service by the subject date, 60% if the Participant has completed at least three but not four years of Vesting Service by the subject date, 80% if the Participant has

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completed at least four but not five years of Vesting Service by the subject date, or 100% if the Participant has completed at least five years of Vesting Service by the subject date.

6.4.3 If Subsection 6.4.1 above does not apply to the Participant and either the subject date occurs prior to January 1, 2001 or the Participant fails to complete at least one Hour of Service on or after January 1, 2001, 0% if the Participant has not completed at least five years of Vesting Service by the subject date or 100% if the Participant has completed at least five years of Vesting Service by the subject date.

6.5 Other Cessation of Employment. Except as otherwise provided in Article 8 below, if a Participant dies prior to the commencement date of any retirement benefit to which he is entitled under any of the foregoing provisions of this Article 6 or under Section 17.2 below, or if the Participant ceases to be an Employee for any reason at a time when he is not entitled to a retirement benefit under one of the foregoing provisions of this Article 6 or under Section 17.2 below, neither he nor any person claiming by or through him shall be entitled to receive a benefit under the Plan. In such case, his prior interest under this Plan (including his prior interest in his Accrued Benefit) shall be forfeited pursuant to the provisions of Section 11.7 below.

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ARTICLE 7

PAYMENT OF RETIREMENT BENEFITS

7.1 Commencement Date of Retirement Benefit.

7.1.1 If a Participant is entitled to a retirement benefit under the Plan pursuant to any of the provisions of Article 6 above, then, subject to the provisions of Section 7.5 below, he may, by filing with a Plan representative a claim for his retirement benefit under and in accordance with the provisions of Section 7.4 below, elect that such retirement benefit commence to be paid (in which case the commencement date of such retirement benefit shall be set by a Plan representative under and in accordance with the provisions of Subsection 7.1.2 below). Such retirement benefit shall not commence without the Participant filing a claim for his retirement benefit; except that, notwithstanding the foregoing or any other provision of the Plan, such retirement benefit shall commence no later than the Participant’s Required Beginning Date.

7.1.2 If a Participant entitled to a retirement benefit under the Plan pursuant to any of the provisions of Article 6 above makes a claim for such retirement benefit under and in accordance with the provisions of Section 7.4 below, then the specific commencement date of such retirement benefit shall be set by a Plan representative to be relatively near the date on which the Participant files such claim and shall meet all of the following conditions:

(a) Such commencement date shall not occur prior to the earlier of (i) the date on which the Participant ceases to be an Employee or (ii) the Participant’s Required Beginning Date;

(b) Such commencement date shall occur after, but no more than 90 days after, the date on which the latest written explanation as to the Participant’s benefit form options and other benefit payment rules described in Subsection 7.4.5 below is provided to the Participant (for purposes of this Subsection 7.1.2, the Participant’s “written explanation date”); and

(c) Such commencement date shall not occur prior to the date on which the Participant makes a claim for his retirement benefit under the Plan unless the actual payment of the Participant’s retirement benefit under the Plan begins to be paid within 90 days after the Participant’s written explanation date (or the actual payment of the Participant’s retirement benefit begins to be paid after the end of such 90-day period solely due to administrative reasons).

7.2 Normal Form of Benefit.

7.2.1 Subject to the other terms of the Plan, if a Participant is not married as of the date a retirement benefit under the Plan commences to be paid to him, such retirement benefit shall be paid in the form of a Single Life Annuity. The monthly amount of such annuity shall be equal to the product produced by multiplying the Participant’s Monthly Benefit Formula Amount

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determined as of the commencement date of such retirement benefit by the Participant’s vested percentage determined as of the same date.

7.2.2 Subject to the other terms of the Plan, if a Participant is married as of the date a retirement benefit under the Plan commences to be paid to him, such retirement benefit shall be paid in the form of a Qualified Joint and Survivor Annuity. The following provisions shall determine the monthly amount of such annuity while the Participant is living.

(a) The monthly amount of the Qualified Joint and Survivor Annuity that is payable to the Participant during the joint lives of the Participant and the person who is his spouse on the date as of which the annuity commences to be paid to the Participant (for purposes of this Subsection 7.2.2, the Participant’s “spouse”) shall be equal to a percentage of the monthly amount that would otherwise have applied to the retirement benefit if it was paid in the form of a Single Life Annuity beginning as of the same commencement date as applies to such Qualified Joint and Survivor Annuity. Such percentage shall be based upon the Participant’s attained age on the commencement date of his retirement benefit and in accordance with the following rules: (a) less than 30 years of age, 97%; (b) at least 30 but less than 40 years of age, 95%; (c) at least 40 but less than 50 years of age, 92%; and (d) at least 50 years of age, 90%.

(b) Further, if the Participant’s spouse predeceases the Participant, the monthly amount of the Qualified Joint and Survivor Annuity that is payable to the Participant after the death of his spouse shall be equal to the same monthly amount that would otherwise have applied to the Participant’s retirement benefit if it had been paid in the form of a Single Life Annuity beginning as of the same commencement date as applies to such Qualified Joint and Survivor Annuity.

7.3 Optional Forms of Benefit. A Participant entitled to any retirement benefit under the Plan may elect to receive such benefit, in lieu of the normal form of benefit otherwise payable under Section 7.2 above and provided all of the election provisions of Section 7.4 below are met, in either of the following forms: (a) a Single Life Annuity (which is an optional form only for a Participant who is married as of the date as of which his retirement benefit commences); or (b) a single sum cash payment.

7.3.1 If the Participant elects to receive such retirement benefit in the optional form of a Single Life Annuity, then the monthly amount of such annuity shall be equal to the product produced by multiplying the Participant’s Monthly Benefit Formula Amount determined as of the commencement date of such retirement benefit by the Participant’s vested percentage determined as of the same date.

7.3.2 If the Participant elects to receive such retirement benefit in the optional form of a single sum payment, then the single sum amount of such optional form shall be equal to the greater of:

(a) The amount that would make the optional single sum payment form actuarially equivalent to the Participant’s retirement benefit if such benefit were paid in a

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Single Life Annuity form which commences as of the later of the Participant’s Normal Retirement Date or the same date as of which the optional single sum form is paid and which has a monthly amount equal to the product produced by multiplying (i) the Participant’s Assumed Monthly Normal Retirement Benefit Formula Amount determined as of the date as of which the optional single sum form is paid by (ii) the Participant’s vested percentage determined as of the same date, with the actuarial assumptions to be used in determining such amount being the applicable interest rate and applicable mortality assumption that apply under Section 11.5 below as of the date as of which the optional single sum form is paid; or

(b) The amount produced by multiplying (i) the amount credited to the Participant’s Cash Balance Account as of the date as of which the optional single sum form is paid by (ii) the Participant’s vested percentage determined as of the same date.

7.4 Claim for Benefit.

7.4.1 A Participant entitled to a retirement benefit under the Plan may, in a writing filed with a Plan representative (on a form prepared or accepted by the Committee), file a claim that such benefit commence and elect to receive his retirement benefit in the normal form that otherwise applies to him under Section 7.2 above or to waive such normal form and instead to have such benefit paid in any optional form permitted him under Section 7.3 above. The period in which the Participant may make such claim and election (and within which such claim and election can be put into effect if administratively possible) shall be a period that is set by the Committee to end within a reasonable number of days or months after the latest written explanation as to the Participant’s benefit form options and other benefit payment rules that is provided to the Participant under the provisions of Subsection 7.4.5 below is so provided and which, except as is otherwise provided below, (a) shall not begin more than 90 days before the date as of which such benefit commences and (b) shall not end prior to the expiration of the 30- day period beginning on the date that immediately follows the date on which such latest written explanation is provided to the Participant; except that, if the conditions of Subsection 7.4.6 below are met with respect to the Participant’s benefit, the Participant may elect to waive the 30- day requirement set forth above.

7.4.2 In addition, and notwithstanding the provisions of Subsection 7.4.1 above, a Participant who is married on the date as of which his retirement benefit commences may not have his election to receive his retirement benefit under the Plan in any optional form permitted him under Section 7.3 above become effective unless the person who is the spouse of the Participant as of the date the retirement benefit commences consents, in a writing filed with a Plan representative (on a form prepared or accepted by the Committee), to such election of the named optional form within the same period in which the Participant has to make his election, with the spouse’s consent acknowledging the effect of such consent and being witnessed by a notary public or a Plan representative. Any such spouse’s consent shall be irrevocable once received by a Plan representative.

7.4.3 Notwithstanding the provisions of Subsection 7.4.2 above, a consent of a Participant’s spouse shall not be required for purposes of Subsection 7.4.2 above if it is

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established to the satisfaction of a Plan representative that the otherwise required consent cannot be obtained because no spouse exists, because the spouse cannot reasonably be located, or because of such other circumstances as the Secretary of the Treasury or his delegate allows in regulations.

7.4.4 A Participant may amend or revoke his election of a form of payment under Subsection 7.4.1 above by written notice filed with a Plan representative (on a form prepared or accepted by the Committee) at any time during the period in which he has to elect a form for his retirement benefit; provided that if the Participant attempts upon such an amendment to elect another form of payment different than the normal form applicable to him under the provisions of Section 7.2 above, the conditions of Subsections 7.4.1 through 7.4.3 above, including any requirements that the new optional form be named in the election and that spousal consent for the new benefit form be obtained, must be satisfied as if such amendment were a new election.

7.4.5 The Committee shall provide each Participant who is entitled to a retirement benefit under the Plan with a written explanation that describes or indicates (1) the terms and conditions of the normal form in which such benefit shall be paid in the absence of the Participant electing out of such form and the other benefit form options available to the Participant, (2) the Participant’s rights to make and the effect of an election out of the normal form, (3) the requirement, if applicable, that the Participant’s spouse consent to any such election out of the normal form, (4) the right of the Participant to revoke such an election out of the normal form, and (5) the Participant’s right to elect the time when his retirement benefit will commence to be paid. In addition, the following provisions shall also apply to such written explanation.

(a) Such written explanation shall be provided to the Participant at any time deemed appropriate by the Committee and in any event within a reasonable administrative period after the Participant notifies the Committee that he desires to commence payment of his benefit within a reasonably short period (if he is then eligible, or if it is anticipated that he shall soon be eligible, to commence such benefit) and, to the extent the Participant has not yet elected the form in which his benefit is to be paid, within a reasonable administrative period prior to the latest date as of which such benefit must commence under the other provisions of the Plan.

(b) For purposes of this Plan, the Committee shall be deemed to have provided the Participant with such written explanation on the date such written explanation either is personally delivered (through interoffice mail or otherwise) to the Participant or is deposited in the mail (first class or certified mail, postage prepaid) by the Committee or a Plan representative.

7.4.6 A claim of a Participant to commence the payment of his retirement benefit and the Participant’s election of the form in which his retirement benefit under the Plan is to be made may be made and put into effect less than 30 days after the latest written explanation as to the Participant’s benefit form options and other benefit rules that is provided to the Participant under the provisions of Subsection 7.4.5 above is so provided, so long as all of the following requirements are met:

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(a) Such latest written explanation clearly indicates that the Participant has a right to at least 30 days to consider the form in which his retirement benefit is to be paid and elect a permitted form of benefit;

(b) The Participant affirmatively elects the form in which he wants his retirement benefit to be paid prior to the expiration of the 30-day period beginning on the date that immediately follows the date on which such latest written explanation is provided to him;

(c) The Participant is permitted to revoke an affirmative election he makes for payment of his benefit in any form at least until the later of the date as of which the Participant’s retirement benefit under the Plan will commence based on such election or the expiration of the seven-day period that begins on the date that immediately follows the date on which such latest written explanation is provided to the Participant; and

(d) The actual distribution of the retirement benefit in accordance with the Participant’s affirmative election does not begin before the expiration of the seven-day period that begins on the date that immediately follows the date on which such latest written explanation is provided to the Participant.

7.5 Automatic Single Sum Payment.

7.5.1 Notwithstanding any other provision of the Plan to the contrary, if any retirement benefit payable under the Plan to a Participant has a present value of $3,500 or less (effective as of January 1, 1998, $5,000 or less) as of the first date after the Participant ceases to be an Employee on which the Plan is administratively able to determine the amount of such benefit in preparation for its distribution (or, if earlier, as of his Required Beginning Date), and if such benefit has not commenced to be paid to the Participant under the other provisions of the Plan prior to such date, then such benefit shall automatically be paid as a single sum cash payment as of such date (with the amount of such payment equal to the present value of such benefit as of such date).

7.5.2 For purposes of this Section 7.5, the present value as of any date (for purposes of this Subsection 7.5.2, the “subject date”) of a Participant’s retirement benefit shall be equal to the greater of:

(a) The amount that would make the single sum payment of such amount as of the subject date actuarially equivalent to the Participant’s retirement benefit if such benefit were paid in a Single Life Annuity form which commences as of the later of the Participant’s Normal Retirement Date or the subject date and which has a monthly amount equal to the product produced by multiplying (i) the Participant’s Assumed Monthly Normal Retirement Benefit Formula Amount determined as of the subject date by (ii) the Participant’s vested percentage determined as of the same date, with the actuarial assumptions to be used in determining such amount being the applicable interest rate and applicable mortality assumption

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that apply under Section 11.5 below as of the date as of which the optional single sum form is paid; or

(b) The amount produced by multiplying (i) the amount credited to the Participant’s Cash Balance Account as of the subject date by (ii) the Participant’s vested percentage determined as of the same date.

7.6 Reemployment of Participant Prior to Required Beginning Date. If a Participant ceases to be an Employee, thereby becomes entitled to the distribution of a retirement benefit under the Plan that is attributable to his service prior to such termination of employment (for purposes of this Section 7.6, the Participant’s “prior retirement benefit”), and later resumes employment as an Employee, then the following provisions shall apply to such situation.

7.6.1 If payment of the Participant’s prior retirement benefit has not been made or begun in any form by the time of the Participant’s reemployment and can under reasonable administrative procedures be stopped by the Committee before such payment is made or begins, no payment of his prior retirement benefit shall be made and neither he nor anyone claiming by or through him shall be entitled to receive any Plan benefit solely by reason of his earlier termination of employment.

7.6.2 If payment of the Participant’s prior retirement benefit has been made or begun in any form by the time of the Participant’s reemployment or cannot in any event be stopped from being made or beginning by the Committee, then: (a) if the Participant’s prior retirement benefit was being paid in the form of an annuity and the Participant’s earlier termination of employment occurred prior to December 31, 1993, the annuity payments of such benefit shall be suspended during any period after his reemployment when he is a Covered Employee; but (b) the payment of his prior retirement benefit shall not be suspended or changed in any manner or at any time in any other case.

7.6.3 The Participant shall be entitled to a new retirement benefit (for purposes of this Subsection 7.6.3, the Participant’s “new retirement benefit”) after the earlier of the first date after his reemployment on which the Participant next ceases to be an Employee or his Required Beginning Date. The form and commencement date of the Participant’s new retirement benefit shall be determined under the provisions of the foregoing sections of this Article 7 without regard to whether his prior retirement benefit had ever actually been paid or started being paid before the commencement date of his new retirement benefit; except that the monthly or single sum amount of the Participant’s new retirement benefit, when it is paid or begins to be paid, shall be determined to be the amount that would apply to the Participant’s retirement benefit under the Plan if his prior retirement benefit never had been paid or begun to be paid before the commencement date of his new retirement benefit and if he had never elected under the provisions of Section 8.3 below to waive the death benefit otherwise applicable to him under Section 8.1 or 8.2 below (with such amount being referred to as the “initially determined amount” in this Subsection 7.6.3), subject to the following adjustments:

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(a) If the payment of the Participant’s prior retirement benefit was paid in the form of a single sum payment or was paid in the form of an annuity that was suspended pursuant to the provisions of clause (a) of Subsection 7.6.2 above, then the initially determined amount shall be reduced by the sum of each payment actually made to the Participant of his prior retirement benefit before the commencement date of the Participant’s new retirement benefit, together with interest on such payment, compounded annually, from the original date as of which such payment was made to the date the Participant is reemployed as an Employee at the rate or rates of interest determined for purposes of section 411(c)(2)(C) of the Code for such period and from such reemployment date to the commencement date of the Participant’s new retirement benefit at the rate or rates used for determining interest credit amounts to Cash Balance Accounts for Employees under Section 5.5 above for such period.

(b) If the Participant’s prior retirement benefit was paid in the form of an annuity that was not suspended upon the Participant’s reemployment as an Employee by reason of the provisions of clause (b) of Subsection 7.6.2 above, then the initially determined amount shall be reduced by an amount equal to the monthly or single sum amount that would apply to the Participant’s new retirement benefit if he had performed no services and received no Covered Compensation as a Covered Employee after his reemployment (and if such new retirement benefit commenced as of the commencement date that applies to such new retirement benefit without regard to this paragraph (b)).

(c) Notwithstanding the provisions of paragraph (a) above, no reduction shall be made in the initially determined amount by reason of the provisions of paragraph (a) if (i) the Participant had received his prior retirement benefit in the form of a single sum payment prior to both the commencement date of the Participant’s new retirement benefit or January 1, 2003, (ii) the Participant is a Covered Employee after his reemployment, and (iii) the Participant repays, before the earlier of (A) five years after the first date on which he is reemployed as a Covered Employee or (B) the date he incurs five consecutive Breaks in Service following the original date as of which the single sum payment of his prior retirement benefit was made, the full amount of such single sum payment, plus interest thereon, compounded annually, from the original date as of which such payment was made to the date the Participant is reemployed as an Employee at the rate or rates of interest determined for purposes of section 411(c)(2)(C) of the Code for such period and from such reemployment date to the repayment date of such payment at the rate or rates used for determining interest credit amounts to Cash Balance Accounts for Employees under Section 5.5 above for such period.

7.7 Employment After Age 65.

7.7.1 Notwithstanding any other provision hereof to the contrary, if a Participant who has attained age 65 remains an Employee but completes less than 40 Hours of Service in any calendar month that begins after he has attained age 65 (and prior to his Required Beginning Date) and in which he is employed as an Employee, he shall be entitled to elect under this Subsection 7.7.1 to commence, as of the first day of any calendar month beginning after such less-than-40 Hour of Service month, the payment of the retirement benefit (if any) he has then accrued and become vested in under the Plan, with such election to be made in accordance with

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(and subject to) the other provisions of this Plan in the same manner as such provisions would be applied if the Participant had ceased to be an Employee at the end of such less-than-40 Hour of Service month. However, such retirement benefit shall, if it is being paid in the form of an annuity, cease to be paid beginning with the first calendar month subsequent to such less-than-40 Hour of Service month in which the Participant completes 40 or more Hours of Service, unless either the Participant’s Required Beginning Date occurs in such subsequent month or both the Participant has by the end of such subsequent month reached his Normal Retirement Age and he elects in a writing filed with the Committee that such benefit shall continue to be paid without interruption (which election to continue the payment of his retirement benefit shall be irrevocable).

7.7.2 In the event a Participant’s retirement benefit under the Plan is paid or begins to be paid by reason of the provisions of Subsection 7.7.1 above, then the provisions of Section 7.6 above and Section 7.8 below shall both be applied in the same manner as if the Participant had ceased to be an Employee, but had then been reemployed as an Employee immediately thereafter, at the end of the latest calendar month which precedes the calendar month in which the Participant’s retirement benefit under the Plan commences pursuant to the provisions of this Subsection 7.7.1.

7.8 Requirements of Code Section 401(a)(9) and Additional Accruals After Required Beginning Date.

7.8.1 The requirements of section 401(a)(9) of the Code shall apply to the Plan, and such Code section is hereby incorporated into the Plan. Such Code section requires, among other things, that any Participant’s retirement benefit under the Plan must begin to be paid no later than the Participant’s Required Beginning Date.

7.8.2 Subject to the other provisions of this Section 7.8, if a Participant continues to be employed or is reemployed as an Employee after his Required Beginning Date, any prior distribution of the Participant’s retirement benefit under the Plan shall not be suspended (or adjusted in amount or form) merely by reason of such continued employment or reemployment until the Participant next ceases to be an Employee.

7.8.3 Upon the first date after the Participant’s Required Beginning Date on which the Participant ceases to be an Employee, his latest retirement benefit under the Plan that began being paid prior to his Required Beginning Date shall be redetermined.

(a) Any such redetermined retirement benefit shall be paid in the same form as the form in which his latest retirement benefit under the Plan was made to the Participant prior to the applicable redetermination date if such form of prior Plan benefit payments was an annuity form, and any such redetermined retirement benefit shall commence as of the first date after the Participant ceases to be an Employee (following his Required Beginning Date). If the form of his latest retirement benefit under the Plan was not an annuity form, then the form and commencement date of such redetermined retirement benefit shall be determined under the

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provisions of the foregoing sections of this Article 7 as if no Plan benefit payments prior to the applicable redetermination date had occurred.

(b) The monthly or single sum amount of his redetermined retirement benefit, when it is paid or begins to be paid as of such redetermination date, shall be the amount that would apply to the Participant’s retirement benefit under the Plan if such retirement benefit never had been paid or begun to be paid before the redetermination date but was reduced by the sum of each payment made of such retirement benefit, together with interest on such payment, compounded annually, from the original date as of which such payment was made to such redetermination date at the rate or rates used for determining interest credit amounts to Cash Balance Accounts for Employees under Section 5.5 above for such period (or, for any portion of such period in which the Participant is not an Employee, at the rate or rates determined under section 411(c)(2)(C) of the Code for such portion); except that, if the form of the Participant’s latest retirement benefit under the Plan as of such redetermination date had been an annuity form, the monthly amount of the Participant’s redetermined retirement benefit as of such redetermination date shall not be less than the monthly amount of such annuity as in effect immediately prior to such redetermination date.

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ARTICLE 8

DEATH BENEFITS

8.1 Unmarried Participants. If an unmarried Vested Participant dies while an Employee or after ceasing to be an Employee but prior to his benefit commencement date, then, unless waived under the provisions of Section 8.3 below, a death benefit shall be paid to his estate. Such death benefit shall be paid in the form of a single sum cash payment that is made as of the first date after the Participant’s death that the Plan is administratively able to determine the amount of such benefit in preparation for its distribution. The amount of such single sum payment shall be equal to the product produced by multiplying the amount credited to the Participant’s Cash Balance Account on such date by the Participant’s vested percentage determined as of the date of his death.

8.2 Married Participants. If a married Vested Participant dies while an Employee or after ceasing to be an Employee but prior to his benefit commencement date, then, unless waived under the provisions of Section 8.3 below and subject to the following provisions of this Section 8.2, the Participant’s surviving spouse shall be entitled to a death benefit that is described in and payable under the following provisions:

8.2.1 The Participant’s surviving spouse may, after the Participant’s death and in accordance with reasonable administrative procedures adopted by the Committee, elect to receive such death benefit in the form of a single sum cash payment that is paid as of the first date after such spouse’s election on which the Plan is administratively able to determine the amount of such benefit in preparation for its distribution. The amount of such single sum payment shall be equal to the product produced by multiplying (1) the amount credited to the Participant’s Cash Balance Account as of such date by (2) the Participant’s vested percentage determined as of the date of his death.

(a) It is provided, however, that if the Participant’s surviving spouse fails to elect in writing to have such death benefit paid in one single sum under the foregoing provisions of this Subsection 8.2.1, such death benefit shall be paid to the Participant’s spouse in the form of a monthly annuity that is payable for the life of the Participant’s spouse and that commences as of the later of the date which would be the Participant’s Normal Retirement Date if he had not died or the first date following the Participant’s death on which the Plan is administratively able to determine the amount of such benefit in preparation for its distribution. Notwithstanding the foregoing, if the Participant dies before his Normal Retirement Date, the Participant’s surviving spouse may elect, after the Participant’s death and prior to the date which would have been the Participant’s Normal Retirement Date if he had not died and in accordance with reasonable administrative procedures adopted by the Committee, to commence such monthly annuity prior to the date which would have been the Participant’s Normal Retirement Date if he had not died. If such election is made, such annuity shall commence as of a date (set by the Committee) that is within a reasonable administrative period after such spouse’s election and prior to the date which would have been the Participant’s Normal Retirement Date if he had not died.

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(b) The monthly amount of any annuity described in paragraph (a) above shall be the amount that makes such annuity actuarially equivalent to such death benefit if such benefit had been paid in the form of a single sum payment that is made as of the date as of which the annuity commences to be paid and that has an amount equal to the product produced by multiplying (i) the amount credited to the Participant’s Cash Balance Account as of the date as of which the annuity commences to be paid by (ii) the Participant’s vested percentage determined as of the date of his death. The actuarial assumptions to be used in determining such monthly amount shall be the applicable interest rate and applicable mortality assumption that apply under Section 11.5 below as of the commencement date of such annuity.

8.2.2 Notwithstanding the provisions of Subsection 8.2.1 above, if the death benefit payable under this Section 8.2 to the surviving spouse of a Vested Participant has a present value of $3,500 or less (effective of as January 1, 1998, $5,000 or less) as of the first date after the Participant dies on which the Plan is administratively able to determine the amount of such benefit in preparation for its distribution (for purposes of this Subsection 8.2.3, the “subject date”), and if such benefit has not commenced to be paid to the spouse under the other provisions of the Plan prior to the subject date, then such benefit shall automatically be paid in the form of a single sum cash payment that is paid as of the subject date (and shall be equal to the present value of such benefit as of the subject date). For purposes of this Subsection 8.2.3, the present value as of the subject date of such spouse’s death benefit shall be equal to the product produced by multiplying (a) the amount credited to the Participant’s Cash Balance Account as of the subject date by (b) the Participant’s vested percentage determined as of the date of his death.

8.2.3 Notwithstanding the provisions of Subsections 8.2.1 and 8.2.2 above, in no event shall the monthly amount or single sum amount of the death benefit payable to the married Vested Participant’s surviving spouse under Subsection 8.2.1 or 8.2.2 above be less than the monthly or single sum amount (as appropriate) that makes such benefit actuarially equivalent to the survivor benefit that would otherwise have been paid to such spouse if such Participant had ceased to be an Employee prior to his death (if he had not already done so) and had begun the payment of the retirement benefit to which he was entitled in the form of a Qualified Joint and Survivor Annuity commencing immediately prior to the date as of which the death benefit payable to his surviving spouse under this Section 8.2 commences or is paid. The actuarial assumptions to be used in determining such monthly or single sum amount shall be the applicable interest rate and the applicable mortality assumption that apply under Section 11.5 below as of the commencement date of such benefit.

8.2.4 Further, notwithstanding the foregoing provisions of this Section 8.2, if the surviving spouse of a Vested Participant is entitled to a death benefit under the foregoing provisions of this Section 8.2 but the spouse dies before the date as of which such death benefit is to be paid or begin to be paid under the foregoing provisions of this Section 8.2, then such death benefit shall be paid to the estate of the spouse in the form of a single sum cash payment that is equal to the product produced by multiplying (a) the amount credited to the Participant’s Cash Balance Account as of the date of the spouse’s death by (b) the Participant’s vested

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percentage determined as of the date of his death and is paid as of the day next following the date of the spouse’s death.

8.3 Waiver of Death Benefit. If a Participant ceases to be a Covered Employee but remains a Participant, he may elect to waive the death benefit otherwise applicable to him under Section 8.1 or 8.2 above. In the event of such a waiver, then, notwithstanding any of the provisions of Subsection 5.5.5 above to the contrary, the assumed annualized interest rate applicable to his Cash Balance Account under Subsection 5.5.5 above shall be 4% (instead of 3.5%) while the waiver is in effect. The waiver referred to in this Section 8.3 shall also be subject to the following provisions:

8.3.1 In the case of an unmarried Participant: (a) such waiver may be elected or revoked in a writing filed with a Plan representative (on a form prepared or accepted by the Committee) at any time prior to his death; and (b) such waiver shall be automatically revoked if the Participant marries and fails to make the election called for under Subsection 8.3.2 below.

8.3.2 In the case of a married Participant: (a) such waiver may be elected or revoked in a writing filed with a Plan representative (on a form prepared or accepted by the Committee) at any time prior to his death; (b) the Participant’s spouse must consent in a writing filed with a Plan representative (on a form prepared or accepted by the Committee) to the election of the waiver (with such consent acknowledging the effect of the election and being witnessed by a Plan representative or notary public); (c) in the case of a waiver made before the Plan Year in which the Participant attains age 35, such waiver shall be automatically revoked on the first day of the Plan Year in which the Participant attains age 35 (and must be reelected on or after such date in order to become again effective); and (d) within the applicable period, the Participant shall be provided a written explanation of the death benefit under Section 8.2 above in a manner comparable to the explanation that is provided under Subsection 7.4.4 above. The “applicable period” for giving the written explanation under clause (d) of the immediately preceding sentence shall be whichever of the following periods ends later: (a) the first day of the three-year period ending on the last day of the Plan Year in which the Participant attains age 35; or (b) the two-year period ending one year after the date on which the Participant becomes a Participant. Notwithstanding the foregoing, in the case of a Participant who ceases to be an Employee prior to the Plan Year in which he attains age 35, such explanation also must be provided within the three-year period ending on the first anniversary of the date on which he ceases to be an Employee.

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ARTICLE 9

SPECIAL MINIMUM, EARLY RETIREMENT

WINDOW, AND TRANSITION BENEFITS

9.1 Minimum Benefit. Notwithstanding any other provision hereof to the contrary, if a Participant has his Cash Balance Account include an amount (for purposes of this Section 9.1, the “prior plan amount”) that derives from an Accrued Benefit under the Prior Pension Plan (or an accrued benefit under another plan) by reason of the provisions of Section 5.3 above, then, when determined as of any date (for purposes of this Section 9.1, the “subject date”):

9.1.1 His Monthly Benefit Formula Amount (as otherwise is generally calculated under the provisions of Subsection 5.1.1 above) shall not be less than the product produced by multiplying (a) the monthly amount that would have applied to the Participant’s retirement benefit under the terms of the plan from which the prior plan amount derives (as determined as of the date that immediately precedes the date as of which the prior plan amount is credited to the Participant’s Cash Balance Account and as if the Participant had ceased accruing any further benefits under such plan as of such date) if such benefit were paid in the form of a Single Life Annuity that commences as of the later of the Participant’s 65th birthday or the subject date by (b) a factor derived from Table 2 under the Plan as in effect immediately prior to January 1, 1997 (or, if the prior plan amount derives from a plan other than the Prior Pension Plan, the corresponding early commencement table of such other plan) that applies to non-cash balance benefits and a payment age that is the Participant’s attained age (in whole years and months) as of the subject date; and

9.1.2 His Assumed Monthly Normal Retirement Benefit Formula Amount (as otherwise is generally calculated under the provisions of Subsection 5.1.2 above) shall not be less than the monthly amount that would have applied to the Participant’s retirement benefit under the terms of the plan from which the prior plan amount derives (as determined as of the date that immediately precedes the date as of which the prior plan amount is credited to the Participant’s Cash Balance Account and as if the Participant had ceased accruing any further benefits under such plan as of such date) if such benefit were paid in the form of a Single Life Annuity that commences as of the later of the Participant’s 65th birthday or the subject date.

9.2 Transition Retirement Benefits. The provisions of this Section 9.2 shall apply notwithstanding any other provision of the Plan.

9.2.1 When determined as of any date (for purposes of this Subsection 9.2.1, the “subject date”), the Monthly Benefit Formula Amount (as is otherwise generally calculated under the provisions of Subsection 5.1.1 above) of a Transition Group Participant (as defined in Subsection 9.2.4(d) below) shall not be less than: (a) if the subject date occurs on or after the Transition Group Participant’s Normal Retirement Date or in any event is a date as of which a retirement benefit could have commenced to the Transition Group Participant under the terms of the Prior Pension Plan had the Prior Pension Plan continued in effect unamended, the Transition Group Participant’s Prior Pension Plan Amount determined as of the subject date under the

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provisions of Subsection 9.2.4(a) below; or (b) if the subject date occurs prior to the Transition Group Participant’s Normal Retirement Date and is not a date as of which a retirement benefit could have commenced to the Transition Group Participant under the terms of the Prior Pension Plan had the Prior Pension Plan continued in effect unamended, the product produced by multiplying (i) the Transition Group Participant’s Prior Pension Plan Amount determined as of his 65th birthday under the provisions of Subsection 9.2.4(a) below by (ii) a factor derived from Table 2 to the Plan as in effect immediately prior to January 1, 1997 that applies to non-cash balance benefits and a payment age that is the Participant’s attained age (in whole years and months) as of the subject date. In addition, when determined as of the subject date, the Transition Group Participant’s Assumed Monthly Normal Retirement Benefit Formula Amount (as is otherwise generally calculated under the provisions of Subsection 5.1.2 above) shall not be less than the Transition Group Participant’s Prior Pension Plan Amount determined as of the later of his 65th birthday or the subject date under the provisions of Subsection 9.2.4(a) below.

9.2.2 In no event shall the monthly amount of any death benefit provided under Article 8 of the Plan to a surviving spouse of a Transition Group Participant (as defined in Subsection 9.2.4(d) below), determined as if such benefit were paid in the form of a monthly annuity for the life of the surviving spouse that commences as of the date as of which such death benefit commences to be paid, be less than the surviving spouse’s Prior Pension Plan Survivor Amount (as defined in Subsection 9.2.4(b) below) when determined as of the applicable determination date.

9.2.3 If a Transition Group Participant (as defined in Subsection 9.2.4(d) below) whose Term of Employment (as defined in the Prior Pension Plan) at the time he ceases to be an Employee is 15 or more years and who is not a Service Pension Eligible Participant (as defined in Subsection 9.2.4(c) below) becomes totally disabled (i.e., unable to perform the requirements of his job with the Participating Companies) as a result of sickness or injury (other than by accidental injury arising out of and in the course of employment as a Covered Employee) and, as a consequence of such disability, ceases to be an Employee, he shall be entitled to receive a monthly disability benefit that commences on the day next following the date he ceases to be an Employee by reason of his total disability and is payable until the earliest of (1) the date on which he is no longer disabled, (2) the date on which he attains age 65, (3) the date as of which his retirement benefit under the Plan is paid or begins to be paid, or (4) the date of his death.

(a) The monthly amount of the disability benefit provided under this Subsection 9.2.3 to the Transition Group Participant shall be equal to the monthly amount of the retirement benefit that he accrues under the Plan to the date he ceases to be an Employee (determined as if such retirement benefit were paid in the form of a Single Life Annuity that commences as of the Participant’s 65th birthday).

(b) Any payment of the monthly disability benefit provided under this Subsection 9.2.3 that is made prior to October 1, 2001 shall be paid from the general assets of the Participating Company which last employs the Transition Group Participant prior to such payment, but all payments of such benefit that are to be made as of dates occurring on or after October 1, 2001 shall be paid from the Trust. Because of this, prior to October 1, 2001 this Subsection 9.2.3

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shall be deemed to be a provision that is not part of a plan that is qualified under section 401(a) of the Code, and any reference in any other section of this Plan to a benefit or a payment shall not be deemed to be referring to a benefit or payment made under this Subsection 9.2.3 prior to October 1, 2001. Further, any payments provided by this Subsection 9.2.3 prior to October 1, 2001 shall be separate from the benefits provided by the remainder of this Plan and are being described in this Plan only for the convenience of using the Plan’s terms in determining the terms and benefits of this Subsection 9.2.3.

9.2.4 For purposes of this Section 9.2, the following terms shall have the meanings set forth below:

(a) “Prior Pension Plan Amount” means, with respect to any Transition Group Participant and as of any date (for purposes of this paragraph (a), the “subject date”), the monthly amount of the pension benefit to which the Transition Group Participant would have been entitled under the Prior Pension Plan, determined as if such benefit were paid in the form of a Single Life Annuity that commences as of the subject date, if, subject to the adjustments set forth below (and except as is otherwise noted below), (1) he had permanently ceased to be an Employee on (and received no compensation and completed no service after) the earlier of the latest date he ceased to be an Employee before the subject date or December 31, 1998 and (2) the Prior Pension Plan had continued in effect unamended except that the applicable “averaging period” used to compute the Transition Group Participant’s Adjusted Career Income under such plan shall be deemed to be the 60-month period ending on the earlier of the date he ceased to be an Employee or December 31, 1998 and the Transition Group Participant’s “compensation” used under the Prior Pension Plan for any period after December 30, 1993 shall be deemed to be his Covered Compensation. Notwithstanding the foregoing, the following adjustments shall apply in determining the Transition Group Participant’s Prior Pension Plan Amount:

(i) The Transition Group Participant’s Prior Pension Plan Amount shall in no event be deemed to be less than if it had been determined under the foregoing provisions of this paragraph (a) except that the Transition Group Participant is treated as permanently ceasing to be an Employee on (and as if he received no compensation and completed no service after) January 31,1992.

(ii) If the Transition Group Participant was a Special Eligibility Participant (as defined in the Plan as in effect immediately prior to January 1, 1997 and reflecting a Participant who was eligible for an early retirement “window” benefit that was offered in 1995 under the Plan), then his Prior Pension Plan Amount shall in no event be deemed to be less than if it had been determined under the foregoing provisions of this paragraph (a) but modified to the extent provided under the terms of the Plan as in effect immediately prior to January 1, 1997 by reason of the Participant being such a Special Eligibility Participant.

(b) “Prior Pension Plan Survivor Amount” means, with respect to a surviving spouse of any Transition Group Participant and as of any date (for purposes of this paragraph (b), the “subject date”), the monthly amount of the survivor pension benefit to which the surviving spouse would have been entitled under the Prior Pension Plan, determined as if such

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benefit were paid in the form of a monthly annuity for the life of the surviving spouse that commences as of the subject date, if: (i) the Transition Group Participant had died before the commencement date of the Transition Group Participant’s pension benefit that had accrued under the Prior Pension Plan; and (ii) the monthly amount of the Transition Group Participant’s pension benefit that had accrued under the Prior Pension Plan immediately prior to the date of his death, determined as if such benefit were paid in the form of a Single Life Annuity that commenced immediately prior to the subject date, had been equal to his Prior Pension Plan Amount (determined as of the subject date).

(c) “Service Pension Eligible Participant” means a Transition Group Participant who either (i) has attained at least age 60 and has a Term of Employment of at least 10 years, (ii) has attained at least age 55 and has a Term of Employment of at least 20 years, (iii) has attained at least age 50 and has a Term of Employment of at least 25 years, or (iv) has a Term of Employment of at least 30 years (regardless of his age). Such Term of Employment shall, for purposes of this paragraph (c), be determined under the terms of the Prior Pension Plan except that section 4.1.8 of such plan shall be disregarded.

(d) “Transition Group Participant” means a Participant who meets either the conditions of subparagraph (i) below or the conditions of subparagraph (ii) below:

(i) A Participant meets the conditions of this subparagraph (i) if (A) he on December 31, 1993 was a Covered Employee, (B) he had completed by December 31, 1993 at least five full years of Vesting Service, and (C) either his Term of Employment (as defined in the Prior Pension Plan) on December 31,1993 was at least 20 full years or the sum of his attained age and Term of Employment on December 31, 1993 (in actual years, months, and days) totaled at least 65 full years.

(ii) A Participant meets the conditions of this subparagraph (ii) if (A) he on December 31, 1993 was an Employee and was then a participant in the defined benefit pension plan sponsored by the Company that was then named the Cincinnati Bell Pension Plan (for purposes of this subparagraph (ii), the “CBPP”), (B) he had completed by December 31, 1993 at least five full years of vesting service under the CBPP, and (C) either his Term of Employment (as defined in the CBPP as in effect on December 31, 1993) on December 31, 1993 was at least 20 full years or the sum of his attained age and Term of Employment on December 31, 1993 (in actual years, months, and days) totaled at least 65 full years.

9.3 Transition Death Benefits.

9.3.1 Subject to the terms of the following provisions of this Section 9.3, in the event of the death of a Participant who was a Participant in the Prior Death Benefit Plan on December 30, 1993, such Participant’s beneficiaries shall be entitled to receive the same death benefit, and in the same form and amount, which they would have been entitled to receive if the Prior Death Benefit Plan had continued in effect unamended, except that (a) no burial expenses or other expenses incident to the death of the Participant shall be paid and (b) the payment of such death benefit shall only be made in the form of a single sum cash payment.

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9.3.2 For purposes of this Section 9.3, except as provided below, the “Prior Death Benefit Plan” means those provisions of the Prior Pension Plan which dealt with the death benefits provided under section 5 of the Prior Pension Plan. However, for purposes of determining the amount of death benefit payable under the Prior Death Benefit Plan, a Participant’s “Wages” shall be deemed to be:

(a) If the Participant was on an active payroll of a Participating Company on December 31, 1993, his rate of base pay plus differentials from the Participating Companies as in effect on such date (or, if the Participant on such date was on a disability or other leave of absence, the rate of base pay plus differentials which would have been in effect on such date if he had returned from such leave on such date) plus the commissions, team awards, and bonuses paid the Participant by the Participating Companies during 1993, but excluding any overtime or vacation buy back of the Participant; or

(b) If the Participant was not on an active payroll of a Participating Company on December 31, 1993, his rate of base pay plus differentials from the Participating Companies as in effect on the latest date prior to December 31, 1993 on which he was on such an active payroll (or, if the Participant on such pre-December 31, 1993 date was on a disability or other leave of absence, the rate of base pay plus differentials which would have been in effect on such pre-December 31, 1993 date if he had returned from such leave on such date) plus the commissions, team awards, and bonuses paid the Participant by the Participating Companies during the twelve consecutive month period ending on the latest date prior to December 31, 1993 on which the Participant was on such an active payroll, but excluding any overtime or vacation buy back of the Participant.

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ARTICLE 10

MAXIMUM RETIREMENT BENEFIT LIMITATIONS

10.1 Maximum Plan Benefit — Separate Limitation as to This Plan.

10.1.1 General Rules. Subject to the other provisions of this Section 10.1 but notwithstanding any other provision of this Plan to the contrary, in no event shall the annual amount of a Participant’s retirement benefit under this Plan exceed the lesser of:

(a) $90,000, multiplied by the adjustment factor; or

(b) 100% of the Participant’s average annual compensation received during the period of the three consecutive calendar years which produces the highest dollar result.

10.1.2 Necessary Terms. For purposes of the rules set forth in this Section 10.1, the following terms shall apply:

(a) The “adjustment factor” shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury or his delegate under Code section 415(d) for limitation years beginning after December 31, 1987, applied to such items and in such manner as the Secretary or his delegate shall prescribe;

(b) A Participant’s “compensation” shall, for purposes of the restrictions of this Section 10.1, refer to his Compensation as defined in Section 10.4 below; except that, for purposes of this Section 10.1, Subsection 10.4.3 below shall not apply with respect to any limitation year which begins prior to January 1, 1998;

(c) The “limitation year” for purposes of the restrictions under this Section 10.1 shall be the Plan Year;

(d) An “annual benefit” means a benefit payable in the form of a Single Life Annuity; and

(e) A Participant’s “Social Security Retirement Age” means the age used as the Participant’s retirement age under section 216(1) of the federal Social Security Act, as amended, except that such section shall be applied without regard to the age increase factor and as if the early retirement age under such section were age 62. Accordingly, as of the Effective Amendment Date, the Social Security Retirement Age for purposes of the Plan is: (i) age 65 for a Participant who is born before January 1, 1938; (ii) age 66 for a Participant who is born after December 31, 1937 and before January 1, 1955; and (iii) age 67 for a Participant who is born after December 31, 1954.

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10.1.3 Adjustment for Form of Benefit.

(a) If a Participant’s retirement benefit is paid in any form other than a Single Life Annuity, the determination as to whether the limitations set forth in this Section 10.1 are satisfied shall be made by adjusting the retirement benefit (for this purpose only) to an actuarially equivalent retirement benefit payable in the form of a Single Life Annuity. For purposes of this Subsection 10.1.3, however, no such adjustment shall apply when the retirement benefit is paid in the form of a Qualified Joint and Survivor Annuity.

(b) The actuarial assumptions or factors to be used under the provisions of paragraph (a) above in adjusting a Participant’s retirement benefit paid in the form of a single sum payment (which is the only form of benefit other than a Single Life Annuity or Qualified Joint and Survivor Annuity available under the Plan) to an actuarially equivalent retirement benefit payable in the form of a Single Life Annuity shall be (i) the factor derived by dividing the highest available single sum amount of the Participant’s retirement benefit under the Plan if paid as of the commencement date of the Participant’s retirement benefit under the Plan by the highest monthly amount of the Participant’s retirement benefit if paid in a Single Life Annuity that commences as of the commencement date of the Participant’s retirement benefit under the Plan (with both such amounts determined without regard to the provisions of this Article 10 or the requirements of section 415 of the Code) or (ii) the combination of the applicable interest rate and the applicable mortality assumption (as such terms are defined in Section 11.5 below with respect to the commencement date of the Participant’s retirement benefit under the Plan), whichever produces the greater amount.

10.1.4 Adjustment to Dollar Limit Where Benefit Begins Before Social Security Retirement Age.

(a) If a Participant’s retirement benefit begins before his Social Security Retirement Age and after he attains age 62, the dollar limitation set forth in Subsection 10.1.1(a) above shall be reduced by: (a) when the Participant’s Social Security Retirement Age is age 65, 5/9 of 1% for each month by which the benefit commences before the month in which the Participant attains age 65; or (b) when the Participant’s Social Security Retirement Age is greater than age 65, 5/9 of 1% for each of the first 36 months, and 5/12 of 1% for each of the additional months (up to 24), by which the benefit commences before the month in which the Participant attains his Social Security Retirement Age. If the Participant’s retirement benefit begins before the Participant attains age 62, the benefit must be limited to the actuarial equivalent of the dollar limitation which would apply to the Participant’s benefit if it commenced upon the Participant’s attainment of age 62, with the reduced dollar limitation for such benefit reduced for each month by which the benefit commences before the month in which the Participant attains age 62.

(b) The actuarial assumptions or factors to be used under the provisions of paragraph (a) above in adjusting the dollar limitation that otherwise applies to a Participant’s retirement benefit that begins before the Participant attains age 62 so that it is the actuarial equivalent of the dollar limitation which would apply to the benefit if it commenced

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upon the Participant’s attainment of age 62 shall be (i) the factor derived by dividing the highest monthly amount of the Participant’s retirement benefit under the Plan if paid in a Single Life Annuity that commences as of the commencement date of the Participant’s retirement benefit under the Plan by the highest monthly amount of the Participant’s retirement benefit under the Plan if paid in a Single Life Annuity that commences upon the Participant’s attainment of age 62 (with both such amounts determined without regard to the provisions of this Article 10 or the requirements of section 415 of the Code) or (ii) the combination of an interest rate assumption of 5% per annum and the applicable mortality assumption (as such term is defined in Section 11.5 below with respect to the commencement date of the Participant’s retirement benefit under the Plan), whichever produces the greater amount.

(c) Notwithstanding the foregoing provisions of this Subsection 10.1.4, any adjustment in the dollar limitation otherwise required to apply to a Participant’s retirement benefit under the provisions of this Subsection 10.1.4 shall not reflect any mortality decrement to the extent that the benefit will not be forfeited upon the death of the Participant.

10.1.5 Adjustment to Dollar Limit Where Benefit Begins After Social Security Retirement Age.

(a) If a Participant’s retirement benefit begins after his Social Security Retirement Age, the determination as to whether the dollar limitation set forth in Subsection 10.1.1 (a) above has been satisfied shall be made by increasing such dollar limitation so that an annual benefit of such dollar limitation as so increased and beginning when the Participant’s retirement benefit begins is actuarially equivalent to an annual benefit of such dollar limitation if it were not so increased and began at the Participant’s Social Security Retirement Age.

(b) The actuarial assumptions or factors to be used under the provisions of paragraph (a) above in adjusting the dollar limitation that otherwise applies to a Participant’s retirement benefit that begins after the Participant attains his Social Security Retirement Age so that it is the actuarial equivalent of the dollar limitation which would apply to the benefit if it commenced upon the Participant’s attainment of his Social Security Retirement Age shall be (i) the factor derived by dividing the highest monthly amount of the Participant’s retirement benefit under the Plan if paid in a Single Life Annuity that commences as of the commencement date of the Participant’s retirement benefit under the Plan by the highest monthly amount of the Participant’s retirement benefit under the Plan if paid in a Single Life Annuity that commences upon the Participant’s attainment of his Social Security Retirement Age (with both such amounts determined without regard to the provisions of this Article 10 or the requirements of section 415 of the Code) or (ii) the combination of an interest rate assumption of 5% per annum and the applicable mortality assumption (as such term is defined in Section 11.5 below with respect to the commencement date of the Participant’s retirement benefit under the Plan), whichever produces the lesser amount.

(c) Notwithstanding the foregoing provisions of this Subsection 10.1.5, any adjustment in the dollar limitation otherwise required to apply to a Participant’s retirement benefit under the provisions of this Subsection 10.1.5 shall not reflect any mortality

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decrement to the extent that the benefit will not be forfeited upon the death of the Participant between the Participant’s Social Security Retirement Age and the actual commencement of the Participant’s benefit.

10.1.6 Reduction for Participation or Service of Less Than Ten Years.

(a) In the case of a Participant who has less than ten years of participation in this Plan when his retirement benefit commences, the dollar limitation referred to in Subsection 10.1.1(a) above shall be adjusted so as to be equal to such dollar limitation (determined without regard to this Subsection 10.1.6) multiplied by a fraction. The numerator of such fraction is the Participant’s years (or fraction thereof) of participation in the Plan at the time his benefit commences, and its denominator is ten.

(b) Further, in the case of a Participant who has less than ten years of Vesting Service, the limitation referred to in Subsection 10.1.1(b) above shall be adjusted so as to be equal to such limitation (determined without regard to this Subsection 10.1.6) multiplied by a fraction. The numerator of such fraction is the Participant’s years of Vesting Service, and its denominator is ten.

(c) In no event shall the provisions of paragraph (a) or (b) above reduce the limitations referred to in Subsection 10.1.1 above to an amount less than 1/10 of such limitations (determined without regard to this Subsection 10.1.6).

10.1.7 Preservation of Current Accrued Benefit. If a Participant’s current accrued benefit as of the first day of the first limitation year beginning on or after January 1, 1987 exceeds the benefit limits set forth in the foregoing provisions of this Section 10.1, then the dollar limitation referred to in Subsection 10.1.1(a) above shall be deemed to be not less than such current accrued benefit. For purposes hereof, the Participant’s “current accrued benefit” means his Accrued Benefit, determined as of the close of the last limitation year beginning before January 1, 1987 but disregarding any change in the terms and conditions of the Plan after May 5, 1986 and any cost of living adjustment occurring after May 5, 1986.

10.1.8 Combining of Plans. If any other defined benefit plans (as defined in section 414(j) of the Code) in addition to this Plan are maintained by any Affiliated Employer, then the limitations set forth in this Section 10.1 shall be applied as if this Plan and such other defined benefit plans are a single plan. If any adjustment in a Participant’s retirement benefit is required by this Section 10.1, such adjustment shall when necessary be made to the extent possible under the other defined benefit plan or plans in which the Participant actively participated (i.e., performed service which is taken into consideration in determining the amount of his benefit under the benefit formulas of the other plan or plans) at a later point in time in the applicable limitation year than he actively participated in this Plan (provided such other plan or plans provide for such adjustment in such situation). To the extent still necessary, such adjustment shall be made under this Plan.

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10.1.9 Regulations. Certain of the foregoing provisions of this Section 10.1 refer to regulations prescribed by the Secretary of the Treasury or his delegate. Prior to the issuance of any such regulation, the Plan may be construed in accordance with any other notice provided by the Internal Revenue Service which provides guidance as to the matter with which such regulation shall be concerned.

10.2 Maximum Plan Benefit — Combined Limitation for This Plan and Other Defined Contribution Plans.

10.2.1 General Rule. Subject to the other provisions of this Section 10.2 but notwithstanding any other provision of this Plan to the contrary, if a Participant in this Plan also participates or has participated in a defined contribution plan (as defined in section 414(i) of the Code) which is maintained by any Affiliated Employer, then in no event shall the sum of such Participant’s defined benefit plan fraction and defined contribution plan fraction for any limitation year exceed 1.0. If and to the extent necessary, the Participant’s retirement benefit that is projected or payable under this Plan shall be reduced or frozen so that this limitation is not exceeded.

10.2.2 Defined Benefit Plan Fraction. For purposes of this Section 10.2, a Participant’s “defined benefit plan fraction” for any limitation year is a fraction:

(a) The numerator of which is the Participant’s projected annual benefit under the Plan (determined as of the close of the subject limitation year); and

(b) The denominator of which is the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Code section 415(b)(l)(A) (and Subsection 10.1.1(a) above) for such limitation year or (ii) 1.4 multiplied by the amount which may be taken into account for the Participant under Code section 415(b)(l)(B) (and Subsection 10.1.1(b) above) by the close of such limitation year.

10.2.3 Defined Contribution Plan Fraction. For purposes of this Section 10.2, a Participant’s “defined contribution plan fraction” for any limitation year is a fraction:

(a) The numerator of which is the sum of all of the annual additions to the Participant’s accounts under all of the defined contribution plans maintained by the Affiliated Employers which have been made as of the close of the subject limitation year (including annual additions made in prior limitation years); and

(b) The denominator of which is the sum of the lesser of the following amounts determined for the subject limitation year and for each prior limitation year in which the Participant performed service for any Affiliated Employer: (i) 1.25 multiplied by the dollar limitation in effect under Code section 415(c)(l)(A) for the applicable limitation year (determined without regard to Code section 415(c)(6)), or (ii) 1.4 multiplied by the amount which may be taken into account for the Participant under Code section 415(c)(l)(B) for the applicable limitation year. (In general, for limitation years beginning after December 31, 1986,

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the dollar limitation in effect under Code section 415(c)(l)(A) for a limitation year is $30,000, as adjusted by the Secretary of the Treasury or his delegate for such limitation year, and the amount which may be taken into account under Code section 415(c)(l)(B) for a limitation year is 25% of the Participant’s annual compensation received in such limitation year.)

10.2.4 Other Necessary Terms. For purposes of the rules set forth in this Section 10.2, the following terms shall apply:

(a) A Participant’s “projected annual benefit” as of the close of any limitation year means the annual benefit that the Participant would be entitled to under this Plan if (i) the Participant continued in employment with his current employer on the same basis as exists as of the close of the subject limitation year until attaining his Normal Retirement Age (or, if he has already attained such age by the close of the subject limitation year, he immediately terminated his employment), (ii) the Participant’s annual compensation for the subject limitation year remains the same each later limitation year until he terminates employment, and (iii) all other relevant factors used to determine benefits under this Plan for the subject limitation year remain constant for all future limitation years.

(b) The “annual addition” to the Participant’s accounts under all applicable defined contribution plans for a limitation year shall be determined under the provisions of the Code (mainly Code section 415(c)(2)) in effect for such limitation year. In general, for any limitation year beginning after December 31, 1986, the annual addition is generally the sum of employer contributions, employee contributions, and forfeitures allocated to the Participant’s defined contribution plan accounts for such limitation year, plus any contributions made on behalf of the Participant for such limitation year under Code section 415(1) or Code section 419A(d) (e.g., contributions to a defined benefit plan for medical benefits or contributions to a welfare benefit fund for funding for post-retirement medical benefits). (It is noted that for any limitation year beginning before January 1, 1987, not all employee contributions were included in the annual addition; instead, only the lesser of the amount of the employee contributions made for such limitation year in excess of 6% of the Participant’s annual compensation for such limitation year or one-half of the employee contributions made for such limitation year were counted as part of the annual addition. This determination need not be recalculated for any such pre-1987 limitation year.)

(c) A Participant’s “compensation,” the “limitation year,” and an “annual benefit” shall all have the same meanings as are given to those terms in Subsection 10.1.2 above.

10.2.5 Adjustment of Defined Contribution Plan Fraction. If necessary, an amount shall be subtracted from the numerator of the defined contribution plan fraction applicable to a Participant in accordance with regulations prescribed by the Secretary of the Treasury or his delegate so that the sum of the Participant’s defined benefit plan fraction and defined contribution plan fraction computed as of the end of the last limitation year beginning before January 1, 1987 does not exceed 1.0 for such limitation year.

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10.2.6 Combining of Plans. If any other defined benefit plans (as defined in section 414(j) of the Code) in addition to this Plan are maintained by any Affiliated Employer, then the limitation set forth in this Section 10.2 shall be applied as if this Plan and such other defined benefit plans are a single plan. If any adjustment in a Participant’s benefit that is projected or payable is required by this Section 10.2, such adjustment shall be made to the extent possible under the other defined benefit plan or plans in which the Participant actively participated (i.e., performed service which is taken into consideration in determining the amount of his benefit under the benefit formulas of the other plan or plans) at a later point in time in the applicable limitation year than he actively participated in this Plan (provided such other plan or plans provide for such adjustment in such situation). To the extent still necessary, such adjustment shall be made under this Plan.

10.2.7 Termination of Limitation. Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 10.2 shall not apply, and shall no longer be effective, for any limitation year which begins after December 31, 1999, with respect to any benefit that commences to be paid after December 31, 1999 to or with respect to a Participant who completes at least one Hour of Service at any time after December 31, 1999.

10.3 Restrictions on Benefits Payable to Certain Highly Compensated Participants. The provisions set forth in this Section 10.3 shall apply notwithstanding any other provisions of this Plan.

10.3.1 In the event of the termination of the Plan, the benefit otherwise payable under the Plan to any Participant who is a Highly Compensated Employee (or a Former Highly Compensated Employee) with respect to the Plan Year in which such Plan termination occurs shall be limited to a benefit which is nondiscriminatory under section 401(a)(4) of the Code. To the extent necessary, any assets otherwise allocable upon the Plan’s termination under Section 16.3 below to a Participant who is a Highly Compensated Employee (or Former Highly Compensated Employee) for the Plan Year in which the Plan’s termination occurs shall be reallocated to other Participants so that this provision is not violated. For purposes hereof, however, a benefit applicable to such a Highly Compensated Employee (or Former Highly Compensated Employee) upon the Plan’s termination shall be considered to be nondiscriminatory under section 401(a)(4) of the Code if each Participant who is not a Highly Compensated Employee (or Former Highly Compensated Employee) with respect to the Plan Year in which the Plan’s termination occurs and who is entitled to a benefit under the Plan upon the Plan’s termination has such benefit based on a proportion of his Accrued Benefit under the Plan which is at least equal to the proportion of the Accrued Benefit upon which the benefit receivable upon the Plan’s termination by such Highly Compensated Employee (or Former Highly Compensated Employee) is based.

10.3.2 Subject to the provisions of Subsections 10.3.3 and 10.3.4 below, prior to the complete termination of the Plan and distribution of all Plan assets, the payments made during any Plan Year to a Participant who is a Restricted Participant (as defined in Subsection 10.3.5 below) for such Plan Year shall be restricted to the extent necessary so that such payments

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do not exceed the payments that would be made for such Plan Year if the Participant’s remaining Accrued Benefit under the Plan was being paid in the form of a Single Life Annuity.

10.3.3 Subject to the provisions of Subsection 10.3.4 below but notwithstanding the provisions of Subsection 10.3.2 above, prior to the complete termination of the Plan and distribution of all Plan assets, the retirement benefit payments made during any Plan Year to a Participant who is a Restricted Participant (as defined in Subsection 10.3.5 below) for such Plan Year may exceed the limit set forth in Subsection 10.3.2 above to the extent the method under which the Participant’s retirement benefit is being paid calls for such payments, provided that the Plan and the Participant establish an agreement which meets the following provisions of this Subsection 10.3.3 in order to secure repayment to the Plan of any amount necessary for the distribution of assets upon the Plan’s termination required to satisfy section 401(a)(4) of the Code.

(a) During any such Plan Year, the amount that may be required to be repaid to the Plan by the Participant is the restricted amount. For this purpose, the “restricted amount” means the excess of the accumulated amount of the retirement benefit payments made to the Participant under the Plan over the accumulated amount of the Participant’s nonrestricted limit. The Participant’s “nonrestricted limit” for this purpose means the retirement benefit payments that could have been made to the Participant under the Plan, commencing when retirement benefit payments initially commenced to the Participant under the Plan, had the Participant received his retirement benefit in the form of a Single Life Annuity. Further, an “accumulated amount” means, with respect to any payment, the amount of such payment plus interest thereon from the date of such payment (or the date such payment would have been made) to the date of the determination of the restricted amount, compounded annually from the date of such payment (or the date such payment would have been made), at the rate determined under section 411(c)(2)(C) of the Code in effect on the date of the determination of the restricted amount.

(b) In order to secure the Participant’s repayment obligation to the Plan of the restricted amount, prior to receipt of a distribution from the Plan the Participant must agree that upon distribution the Participant shall promptly deposit in escrow with an acceptable depositary property having a fair market value equal to at least 125% of the restricted amount. The obligation of the Participant under the repayment agreement alternatively can be secured or collateralized by posting a bond equal to at least 100% of the restricted amount. For this purpose, the bond must be furnished by an insurance company, bonding company, or other surety approved by the U.S. Treasury Department as an acceptable surety for federal bonds. As another alternative, the Participant’s obligation under the repayment agreement can be secured by a bank letter of credit in an amount equal to at least 100% of the restricted amount.

(c) Amounts in the escrow account in excess of 125% of the restricted amount may be withdrawn for the Participant. Similar rules apply to the release of any liability in excess of 100% of the restricted amount where the repayment obligation has been secured by a bond or a letter of credit. If, however, the market value of the property in the escrow account falls below 110% of the restricted amount, the Participant is obligated to deposit additional

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property to bring the value of the property held by the depositary up to 125% of the restricted amount. In addition, the Participant may be given the right to receive any income from the property placed in escrow, subject to the obligation to maintain the value of the property as described.

(d) A depositary may not redeliver to the Participant (or any other party claiming through the Participant) any property held under such an agreement, other than amounts in excess of 125% of the restricted amount, and a surety or bank may not release any liability on such a bond or letter of credit, unless the Committee certifies to the depositary, surety, or bank that the Participant (or the Participant’s estate) is no longer obligated to repay to the Plan any amount under the agreement. The Committee shall make such a certification if at any time after the distribution commences either that any of the conditions of Subsection 10.3.4 below are met or that the Plan has terminated and the benefit received by the Participant is nondiscriminatory under section 401(a)(4) of the Code. Such a certification by the Committee terminates the agreement between the Participant and the Plan.

10.3.4 The restrictions set forth in Subsections 10.3.2 and 10.3.3 above shall not apply to any Participant if either: (a) after payment to such Participant of all benefits payable to him under the Plan, the value of all assets of the Plan equals or exceeds 110% of the then value of the Plan’s current liabilities (as defined in section 412(1)(7) of the Code); (b) the entire value of such Participant’s retirement benefit under the Plan is less than 1% of the then value of the Plan’s current liabilities (as defined in section 412(1)(7) of the Code) before the distribution; or (c) the entire value of such Participant’s retirement benefit under the Plan is $3,500 or less. The reference to “$3,500” contained in the immediately preceding sentence shall be deemed to be a reference to “$5,000” with respect to any Participant whose retirement benefit under the Plan does not begin to be paid as of any date prior to January 1, 1998.

10.3.5 For purposes of Subsections 10.3.2 through 10.3.4 above, a Participant shall be considered a “Restricted Participant” for any Plan Year if he is one of the 25 Highly Compensated and Former Highly Compensated Employees for such Plan Year with the greatest Compensation. In determining which of the Highly Compensated and Former Highly Compensated Employees for any Plan Year have the 25 greatest Compensations, the Compensation to be considered for any such Highly Compensated or Former Highly Compensated Employee shall be the highest Compensation he received in such Plan Year or any other Plan Year under which his Compensation and/or ownership in an Affiliated Employer made him a Highly Compensated or Former Highly Compensated Employee for the subject Plan Year.

10.4 Compensation.

10.4.1 The “Compensation” of an Employee, as defined in this Section 10.4, refers to the Employee’s compensation as used throughout the provisions of this Article 10, and to the Employee’s compensation or remuneration as referred to in any other provision of this Plan (or any other plan that is merged into this Plan or transfers assets and liabilities to this Plan) that otherwise fails to define such term, and means the Employee’s earned income, wages, salaries, and fees for

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professional services and other amounts received for personal services actually rendered in the course of employment with an Affiliated Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses), and excluding the following: (a) contributions by an Affiliated Employer to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange, or other disposition of stock acquired under an incentive or other tax-qualified stock option; and (d) any other amounts which receive special tax benefits.

10.4.2 Further but subject to the provisions of Subsection 10.4.3 below, an Employee’s “Compensation,” as defined in this Section 10.4, for a Plan Year or other period is the Compensation (as defined in Subsection 10.4.1 above) actually paid or includible in his gross income for federal income tax purposes during such Plan Year or other period.

10.4.3 In addition to the amounts included in the Employee’s “Compensation” for any Plan Year or other period under Subsections 10.4.1 and 10.4.2 above, and notwithstanding the provisions of such subsections, the Employee’s “Compensation,” as defined in this Section 10.4, for any Plan Year or other period shall also include any amounts which are not treated as the Employee’s Compensation for such specified period under Subsections 10.4.1 and 10.4.2 above solely because such amounts are considered elective contributions that are made by an Affiliated Employer on behalf of the Employee and are not includible in the Employee’s gross income for federal income tax purposes by reason of section 125, 402(e)(3), 402(h), and/or 132(f)(4) of the Code (i.e., elective contributions under a cafeteria plan, a cash or deferred arrangement in a profit sharing plan, a simplified employee pension plan, or an arrangement under which qualified transportation fringes can be chosen) or any other types of deferred compensation described in Code section 414(s) or Treas. Reg. section 1.414(s)-l(c)(4); except that the treating of elective contributions that are not includible in gross income under Code section 132(f)(4) as part of the Participant’s Compensation shall only apply when the applicable Plan Year or other period begins on or after January 1, 2000.

10.4.4 Finally, notwithstanding any of the provisions of the foregoing subsections of this Section 10.4, the “Compensation” of an Employee as defined in this Section 10.4 (and the Employee’s compensation, or any amount that is based on all or part of the Employee’s compensation, as defined by any other provision of this Plan or any plan that is merged into this Plan or transfers assets and liabilities to this Plan) which is taken into account for any Plan Year or any other twelve-month period shall not exceed $160,000 (or any higher amount to which this figure is adjusted under section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such Plan Year or other twelve-month period begins).

(a) Notwithstanding the foregoing, for purposes of determining any benefit accrued for a period ending prior to the Effective Amendment Date under the benefit formula provisions of the Plan (or any other plan that either is merged into this Plan or has assets

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and liabilities transferred to this Plan) that were in effect before such date, the “Compensation” of the Employee as defined in this Section 10.4 (and the Employee’s compensation as defined by any other provisions of this plan or any plan that is merged into this Plan or transfers assets and liabilities to this Plan) which is taken into account for any Plan Year or another twelve-month period ending prior to the Effective Amendment Date shall not be subject to the first sentence of this Subsection 10.4.4 but, instead, shall not exceed the compensation limit, or otherwise violate, the provisions in effect under section 401(a)(17) of the Code for the calendar year in which such Plan Year or other twelve-month period begins, as adjusted by the Secretary of the Treasury or his delegate for such calendar year.

(b) In general, the compensation limit under section 401(a)(17) of the Code: (i) was, for any calendar year ending prior to January 1, 1994, $200,000 (or such higher amount to which such figure was adjusted under section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate for such calendar year); or (ii) was, for any calendar year beginning on or after January 1, 1994 and ending prior to the Effective Amendment Date, $150,000 (or such higher amount to which such figure was adjusted under section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate).

10.5 Former Highly Compensated Employee. For purposes of this Article 10 (and any other provision of the Plan that expressly refers to a Former Highly Compensated Employee), a “Former Highly Compensated Employee” means, with respect to any Plan Year (for purposes of this Section 10.5, the “subject Plan Year”), any person (a) who is a former Employee at the start of the subject Plan Year (or who, while an Employee at the start of such year, performs no services for any Affiliated Employer during such year by reason of being on a leave of absence or for some other reason), (b) who had a separation year prior to the subject Plan Year, and (c) who was a Highly Compensated Employee for the person’s separation year or any other Plan Year which ended on or after the person’s 55th birthday. Except as otherwise provided in final regulations issued under section 414(q) of the Code, a person’s separation year refers to the Plan Year in which the person terminated employment with the Affiliated Employers. For purposes of this rule, an Employee who performs no services for the Affiliated Employers during the subject Plan Year shall be treated as having terminated employment with the Affiliated Employers in the Plan Year in which such Employee last performed services for the Affiliated Employers.

10.6 Highly Compensated Employee. For purposes of this Article 10 (and any other provision of the Plan that expressly refers to a Highly Compensated Employee), a “Highly Compensated Employee” means, with respect to any Plan Year (for purposes of this Section 10.6, the “subject Plan Year”), any person who is an Employee during at least part of the subject Plan Year and (a) was at any time a 5% owner (as defined in section 416(i)(l) of the Code) of any Affiliated Employer during the subject Plan Year or the immediately preceding Plan Year (for purposes of this Section 10.6, the “look-back Plan Year”) or (b) received Compensation in excess of $80,000 in the look-back Plan Year. The $80,000 amount set forth above shall be adjusted for each Plan Year in accordance with the adjustment to such amount made by the Secretary of the Treasury or his delegate under section 414(q)(l) of the Code.

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ARTICLE 11

ADDITIONAL RETIREMENT AND DEATH

BENEFIT PAYMENT PROVISIONS

11.1 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally or legally competent and of age until the date on which the Committee receives written notice that such person is incompetent or a minor for whom a guardian or other person legally vested with the care of his person or estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his affairs because he is incompetent or is a minor, any payment due (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister of such person or to any person or institution deemed by the Committee to have incurred expense for such person. If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any payment made pursuant to this Section 11.1 shall be a complete discharge of liability therefor under the Plan.

11.2 Commercial Annuity Contracts. Notwithstanding any other provision of the Plan to the contrary, in its sole discretion, the Committee may elect to distribute a retirement or death benefit by the purchase and delivery to the applicable Participant (or beneficiary) of a commercial annuity contract from an insurance company. In such an event, delivery to and acceptance by such Participant (or beneficiary) of such contract shall be in complete satisfaction of any claim the Participant (or beneficiary) or any person claiming by or through such Participant (or beneficiary) may have for benefits under this Plan. The use of an annuity contract shall not itself cause any optional benefit form otherwise available to the Participant (or, if a death benefit is involved, his beneficiary) under the Plan to be eliminated, however.

11.3 Timing of Benefit Distributions.

11.3.1 For purposes of the Plan, each benefit payment under the Plan shall be made “as of” a certain date specified in an appropriate section of the Plan, which means that the amount of the payment shall be determined as of such date (or, if determined to be appropriate for administrative purposes by the Committee, as of the first day of the first month that begins on or after such date) and the actual payment shall be made on or as soon as practical after such date (to allow the Plan time to ascertain the applicable person’s entitlement to a benefit and the amount of such benefit and to process and payout such benefit).

11.3.2 Further, the date “as of” which a benefit commences to be paid to a person under the Plan may sometimes be called such benefit’s “commencement date,” “benefit commencement date,” or “payment date” in the other provisions of this Plan. Any of such terms refer to the date as of which the applicable benefit commences (or, when the benefit is paid in a single sum, is paid).

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11.3.3 If a person entitled to a benefit hereunder dies subsequent to the date as of which such payment was to have been made but, because of administrative reasons, prior to the actual payment thereof, such benefit shall be paid to the person’s beneficiary who is appropriate to such benefit under the provisions of the Plan (or, if no such beneficiary exists, to his estate).

11.3.4 If, notwithstanding any of the foregoing provisions of this Section 11.3, a Participant (or person claiming through him) who is entitled to a benefit hereunder cannot reasonably be located, then such benefit shall thereupon be deemed forfeited. If, however, the lost Participant (or person claiming through him) thereafter makes a claim for the amount previously forfeited hereunder, such benefit shall be paid or commence, with any unpaid installments thereof which otherwise would have previously been paid also being paid (but without any interest credited on such unpaid installments), as soon as administratively possible.

11.4 Nonalienation of Benefits. To the extent permitted by law and other than for the exceptions to the general requirements that a benefit may not be assigned or alienated that are described in section 401(a)(13) of the Code and Treas. Reg. Section 1.401(a)-13, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary or involuntary, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit. The Committee shall, however, adopt procedures as necessary so as to allow benefits to be assigned in connection with qualified domestic relations orders (as defined in and in accordance with the provisions of section 206(d) of ERISA and section 414(p) of the Code).

11.5 Actuarial Assumptions. This Section 11.5 provides certain rules that involve actuarial assumptions or factors used under other provisions of the Plan.

11.5.1 Under this Plan, except as is otherwise provided in this Plan, any reference to actuarial equivalent, actuarially equivalent, or actuarial equivalence means equality in value of the aggregate amounts of a benefit when determined to be received under different forms at the same time, the same form at different times, or different forms at different times, as the case may be, in accordance with actuarial assumptions or factors set forth in the Plan.

11.5.2 When the Plan requires the calculation under any provision of Section 5.3 above of the single sum amount that is actuarially equivalent to a Participant’s benefit when payable in the form of a Single Life Annuity, the actuarial assumptions to be used in making such calculation shall be (a) an interest rate assumption of 4% per annum and (b) mortality assumptions based on the UP-1984 Mortality Table.

11.5.3 When the commencement date of any benefit under the Plan precedes January 1, 2000, the “applicable interest rate” and “applicable mortality assumption” that apply to such benefit shall be deemed to mean the interest rate or rates and the mortality assumptions which would be used (as of the first day of the Plan Year in which occurs the commencement date of the benefit) by the Pension Benefit Guaranty Corporation for purposes of determining the

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present value of the benefit if the Plan terminated on the first day of such Plan Year with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on such date.

11.5.4 When the commencement date of any benefit under the Plan occurs on or after January 1, 2000: (a) the “applicable interest rate” that applies to such benefit shall be deemed to mean the annual interest rate on 30-year Treasury securities for the fifth calendar month which precedes the first calendar month included in the Plan Year in which the applicable benefit’s commencement date occurs (as specified by the Secretary of the Treasury or his delegate for that month in revenue rulings, notices, or other guidance); and (b) the “applicable mortality assumption” that applies to such benefit shall be deemed to mean an appropriate mortality assumption based on the mortality table prescribed by the Secretary of the Treasury or his delegate under section 417(e)(3) of the Code to apply as of the commencement date of the applicable benefit (which table shall be based on the prevailing commissioners’ standard table described in section 807(d)(5)(A) of the Code and used to determine reserves for group annuity contracts, without regard to any other subparagraph of section 807(d)(5) of the Code).

11.5.5 Except to the extent otherwise permitted by applicable law or Treasury regulations, if the Plan is amended to change any of the actuarial assumptions used in the Plan to determine actuarial equivalence, then the amount or value of any Plan benefit which is applicable to a Participant who is a Participant on the effective date of the amendment and which is determined in part by using the Plan’s actuarial assumptions shall be determined in accordance with the provisions of the Plan in effect as of the date the benefit is to commence or be paid; except that the amount or value of such benefit shall not in any event be deemed to be less than would apply if both: (a) such benefit were determined as if the applicable Participant had permanently ceased to be an Employee no later than as of the day next preceding the effective date of the amendment (and thus as if no service or compensation of the Participant were completed or received by him after such date), and (b) instead of and in substitution for the Plan’s actuarial assumptions in effect as of the date the benefit is to commence or be paid, the actuarial assumptions used in the Plan with respect to the determination of the amount or value of such benefit were the Plan’s actuarial assumptions which were in effect as of the day next preceding the effective date of the amendment.

11.6 Applicable Benefit Provisions.

11.6.1 Subject to Sections 7.6 through 7.8 above, any retirement benefit to which a Participant becomes entitled (or any death benefit to which such Participant’s spouse or other beneficiary becomes entitled) shall be determined on the basis of the provisions of the Plan in effect as of the earlier of the date the Participant last ceases to be an Employee or his Required Beginning Date notwithstanding any amendment to the Plan adopted subsequent to such date, except for subsequent amendments which are by their specific terms made applicable to such Participant (or his spouse or other beneficiary).

11.6.2 In addition, except as is otherwise specifically provided in this Plan, the provisions of this Plan only apply to persons who become Participants in this Plan under Article

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4 above on or after the Effective Amendment Date and to benefits which have not begun to be paid prior to the Effective Amendment Date. However, any person who was a participant in the Plan prior to the Effective Amendment Date and, while never becoming a Participant in this Plan under Article 4 above on or after the Effective Amendment Date, still had a nonforfeitable right to an unpaid benefit under the Plan as of the date immediately preceding the Effective Amendment Date shall be considered a participant in this Plan to the extent of his interest in such benefit. The amount of such benefit, the form in which such benefit is to be paid, and the conditions (if any) which may cause such benefit not to be paid shall, except as is otherwise specifically provided by the provisions of this Plan, be determined solely by the provisions of the Plan in effect at the time he retired or terminated employment with the Employer.

11.7 Forfeitures. Subject to the provisions of Sections 7.6 through 7.8 above, a Participant who terminates employment with the Affiliated Employers shall forfeit any portion of his Accrued Benefit which he is not entitled to receive as a retirement benefit under the provisions of the Plan (for purposes of this Section 11.7, his “nonvested Accrued Benefit”) as of the earlier of (a) the date he receives a complete distribution of the portion of his Accrued Benefit which he is entitled to receive as a retirement benefit under the provisions of the Plan (for purposes of this Section 11.7, his “vested Accrued Benefit”) or (b) the date he incurs five consecutive Breaks in Service commencing after such termination of employment. For purposes hereof, a Participant who terminates employment with an Affiliated Employer at a time when he has no vested Accrued Benefit at all shall be deemed to have received a complete distribution of his vested Accrued Benefit on the date of such termination of employment.

11.8 Direct Rollover Distributions.

11.8.1 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 11.8, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution otherwise payable to him paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

11.8.2 For purposes of this Section 11.8, the following terms shall have the meanings indicated below:

(a) An “eligible rollover distribution” means, with respect to any distributee, any distribution of all or any portion of the entire benefit otherwise payable under the Plan to the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required to be made under section 401(a)(9) of the Code; or (iii) the portion of any distribution that is not includible in gross income of the distributee for purposes of federal income tax.

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(b) An “eligible retirement plan” means, with respect to any distributee’s eligible rollover distribution, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to a distributee who is a distributee by reason of being the surviving spouse of a Participant, an “eligible retirement plan” means only an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code.

(c) A “distributee” means a Participant. In addition, a Participant’s surviving spouse, or a Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in section 206(d) of ERISA and section 414(p) of the Code), is a distributee with regard to any interest of the Participant which becomes payable under the Plan to such spouse or former spouse.

(d) A “direct rollover” means, with respect to any distributee, a payment by the Plan to an eligible retirement plan specified by the distributee.

11.8.3 The Committee may prescribe reasonable rules in order to provide for the Plan to meet the provisions of this Section 11.8. Any such rules shall comply with the provisions of Code section 401(a)(31) and any applicable Treasury regulations which are issued with respect to the direct rollover requirements. For example, subject to meeting the provisions of Code section 401(a)(31) and applicable Treasury regulations, the Committee may: (a) prescribe the specific manner in which a direct rollover shall be made by the Plan, whether by wire transfer to the eligible retirement plan, by mailing a check to the eligible retirement plan, by providing the distributee a check made payable to the eligible retirement plan and directing the distributee to deliver the check to the eligible retirement plan, and/or by some other method; (b) prohibit any direct rollover of any eligible rollover distributions payable during a calendar year to a distributee when the total of such distributions is less than $200; or (c) refuse to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan.

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ARTICLE 12

CONTRIBUTIONS

12.1 Contributions.

12.1.1 The Company has established a trust, referred to herein as the “Trust,” to serve as the funding media for the Plan, and the Trust is hereby incorporated by reference into and made a part of the Plan.

12.1.2 Any contribution to provide the benefits under the Plan shall be made by the Participating Companies at such times and in such amounts as the Participating Companies may determine and be paid to the Trust. In general, the Participating Companies intend to meet at least minimum funding requirements of section 412 of the Code, but, except to the extent otherwise required by applicable law, in no manner are the Participating Companies obligated to make further contributions to the Plan after the termination of the Plan or at any particular time during the period the Plan is in existence.

12.1.3 Further, subject to the minimum funding requirements of section 412 of the Code, contributions of the Participating Companies shall be conditioned on their deductibility under section 404(a)(l) of the Code for the tax year in which they are paid to the Trust (or are deemed to be paid to the Trust pursuant to the provisions of section 404(a)(6) of the Code).

12.1.4 No contributions shall be required or permitted of Participants.

12.1.5 Forfeitures arising under the Plan shall only be used to reduce Participating Company contributions otherwise payable hereunder.

12.2 Mistake of Fact. Participating Company contributions made upon the basis of a mistaken factual assumption shall be repaid by the Trustee of the Trust to the appropriate Participating Companies, upon receipt by such Trustee, within one year from the date of such contributions, of a certificate of the Participating Companies describing such mistaken factual assumption and requesting the return of such contributions.

12.3 Disallowance of Deductions. Unless not permitted by reason of the minimum funding requirements of section 412 of the Code, any Participating Company contributions which are determined by the Internal Revenue Service or by final judgment of a court of competent jurisdiction not to be deductible expenses under section 404(a)(l) of the Code for the tax year in which they are paid to the Trust (or are deemed to be paid to the Trust pursuant to the provisions of section 404(a)(6) of the Code) shall be repaid by the Trustee of the Trust to the appropriate Participating Companies, upon receipt by such Trustee of evidence of such determination, and a request of the Participating Companies requesting such repayment, within one year from the date of such determination or final judgment, as the case may be.

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ARTICLE 13

ADMINISTRATION OF THE PLAN

13.1 Plan Administration. The Company shall be the Plan Administrator (as that term is defined in ERISA), but, except as is otherwise noted elsewhere in this Article 13, the general administration of the Plan and the responsibility for carrying out its provisions shall be placed by the Company in a committee of not less than three persons who are appointed by and serve at the pleasure of the Company and which committee is named the Employees’ Benefit Committee of the Company, referred to herein as the “Committee.”

13.2 Committee Procedures. The Committee may elect such officers as it deems necessary. The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as its members may from time to time determine. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs, and the provisions of any such bylaws or regulations shall apply under this Plan to the extent they are not inconsistent with the terms of this Plan.

13.3 Authority of Committee. The Committee shall be a named fiduciary of the Plan, and, except as is otherwise noted elsewhere in this Article 13, shall have authority to control and manage the operation and administration of the Plan.

13.3.1 The Committee shall have all powers and discretion necessary to exercise its authority and discharge its responsibilities, including, but not by way of limitation, the following:

(a) To construe and interpret the Plan and determine all questions relating to the eligibility of Employees to become Participants;

(b) To maintain all necessary records for the administration of the Plan other than those maintained by the Trustee of the Trust;

(c) To compute and certify to the Trustee of the Trust the amount and kind of benefits payable to Participants and their beneficiaries;

(d) To authorize all disbursements by the Trustee from the Trust;

(e) To make and publish rules for the administration of the Plan and the transaction of its business;

(f) To employ one or more persons to render advice with regard to any responsibility to be discharged by any person under the Plan;

(g) To prescribe procedures to be followed by Participants or their beneficiaries in obtaining benefits;

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(h) To receive from the Affiliated Employers and from Employees such information and prescribe the use of such forms as shall be necessary for the proper administration of the Plan;

(i) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

(j) To delegate to one or more of the members of the Committee the right to act in its behalf in any or all matters connected with the administration of the Plan;

(k) To receive and review reports of the financial condition and of the receipts and disbursements of the Trust from the Trustee;

(1) To delegate any duty or power assigned to the Committee under the provisions of the Plan or the Trust (except duties provided in the Trust for the management or control of the assets of the Plan) to such person or persons as the Committee may choose, and to designate one or more of such persons as a named fiduciary (as such term is defined in ERISA) for purposes of the Plan. To the extent any such duty or power is so delegated, the person or persons to whom such duty or power is delegated may take actions that are within his or their scope of authority with the same force and effect as if the Committee had acted directly;

(m) To appoint or employ for the Plan agents it deems advisable, including, but not limited to, legal and actuarial counsel, to assist the Committee in discharging its duties hereunder, and to dismiss any such agents and engage another at any time; and

(n) To correct, by any reasonable method determined by the Committee, any errors in the administration or application of the Plan (or any delays in distributing benefits beyond a reasonable period) which it discovers, however arising and notwithstanding any other provision of the Plan to the contrary, and, as far as possible, adjust any benefit payments accordingly, provided only that the correction methods used by the Committee are not inconsistent with any revenue procedures or other guidance issued by the Internal Revenue Service as to the manner in which corrections of errors under employee benefit plans may be made. For example, the Committee may, when any single sum payment of a benefit is made after the date which is such benefit’s payment date under the other provisions of the Plan, add interest to the amount of such benefit payment (in order to reflect any administrative delay in making the payment) at a rate of 3-1/2% per annum (or such other rate as is determined by the Committee). Because of the much lesser percentage of a benefit that is encompassed by a monthly annuity payment, no interest will be credited for an administrative delay in making a monthly annuity payment (unless otherwise determined by the Committee based on special facts and circumstances).

13.3.2 Notwithstanding the foregoing provisions of this Section 13.3, if the Committee cannot reasonably and economically determine or verify, with respect to any Employee or a class of Employees, service, compensation, date of hire, date of termination, or

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any other pertinent factor in the administration of the Plan, the Committee shall adopt, with respect to such Employee or class of Employees, reasonable and uniform assumptions regarding the determination of such factor or factors, provided that no such assumption shall (a) discriminate in favor of Highly Compensated Employees, (b) reduce or eliminate a protected benefit (within the meaning of Treas. Reg. section 1.41l(d)-4), or (c) operate to the disadvantage of such Employee or class of Employees.

13.3.3 Unless otherwise provided in the Trust, the Committee may also establish guidelines with respect to the investment of all funds held by the Trustee under the Trust, direct investments of all or part of such funds, and/or appoint investment managers to direct investments of all or part of such funds.

13.3.4 For purposes hereof, any party which has been authorized by the Plan or under a procedure authorized under the Plan to perform fiduciary and/or nonfiduciary administrative duties hereunder, whether such party is the Committee, the Company, an agent appointed or permitted by the Committee to carry out its duties, or otherwise, shall, when properly acting within the scope of his authority, sometimes be referred to in the Plan as a “Plan representative.”

13.4 Reliance on Information and Effect of Decisions. When making a determination or calculation with respect to the Plan, the Committee shall be entitled to rely upon information furnished by any Participant, any beneficiary, any Participating Company, legal counsel of any Participating Company, an enrolled actuary appointed or employed by the Company or the Committee, the Trustee of the Trust, or an investment manager appointed under the Trust. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed questions shall be conclusive, subject only to applicable law and the provisions of Article 14 below for review of a decision denying a claim.

13.5 Appointment of Actuary. The Company or the Committee shall appoint an actuary to make all actuarial computations required in the operation and administration of the Plan and may dismiss the actuary and engage another at any time.

13.6 Funding Policy and Method. Pursuant to ERISA, the Committee from time to time shall establish a funding policy and method for carrying out the objectives of the Plan which is consistent with the requirements of the Plan and applicable law. In this connection, the Committee shall consider the Plan’s short and long term financial needs.

13.7 Participant Information Forms. At the discretion of the Committee, at any time an Employee may be furnished with a form or forms which shall be executed by him and returned to the Committee setting forth such information as the Committee deems necessary to the administration of the Plan. In addition, a Participant must keep current with the Plan his address and the address of his spouse or other beneficiary, if any, and any spouse or other beneficiary entitled to a future benefit under this Plan must continue to keep current the spouse’s or beneficiary’s address after the Participant’s death. All benefits payable under this Plan may be

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based on the latest address and information provided to the Committee by the Participant or his spouse or beneficiary.

13.8 Disbursement of Funds. The Committee shall determine the manner in which the funds of the Plan shall be disbursed, including the form of any voucher or warrant to be used in making disbursements, and the due qualification of persons authorized to approve and sign the same, but subject to the provisions of the Trust.

13.9 Insurance. The Participating Companies (but not the Plan) may, in their discretion, obtain, pay for, and keep current a policy or policies of insurance insuring the Committee members, the members of the Board, the members of the Review Committee (as described in Section 13.12 below), and other persons to whom any fiduciary responsibility with respect to the administration of the Plan is delegated, against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan and any applicable federal or state law.

13.10 Compensation of Committee and Payment of Plan Administrative and Investment Charges. Unless otherwise determined by the Company, the members of the Committee (and the members of the Review Committee, as described in Section 13.12 below) shall serve without compensation for their services as such. All expenses of the administration and investment of the Plan (excluding brokerage fees, expenses related to securities transactions, and any taxes on the assets held in the Trust Fund, which expenses shall only be payable out of the Trust Fund), including, without limitation, premiums due the Pension Benefit Guaranty Corporation and the fees and charges of the Trustee, any investment manager or other financial advisor, any actuary, any attorney, any accountant, any specialist, or any other person employed by the Committee or the Company in the administration of the Plan, shall be paid out of the Trust Fund (or, if the Participating Companies so elect, by the Participating Companies directly). In this regard, the Plan administrative and investment expenses which shall be paid out of the Trust Fund (unless the Participating Companies elect to pay them directly) shall also include compensation payable to any employees of the Affiliated Employers who perform administrative or investment services for the Plan to the extent such compensation would not have been sustained had such services not been provided, to the extent such compensation can be fairly allocated to such services, to the extent such compensation does not represent an allocable portion of overhead costs or compensation for performing “settlor” functions (such as services incurred in establishing or designing the Plan), and to the extent such compensation does not fail for some other reason to constitute a “direct expense” within the meaning of U.S. Department of Labor Regulation section 2550.408c-2(b)(3).

13.11 Indemnification. The Participating Companies shall indemnify each member of the Committee, the Review Committee (as described in Section 13.12 below), and the Board for all expenses and liabilities (including reasonable attorneys’ fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the member’s own willful misconduct or lack of good faith.

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13.12 Employees’ Benefit Claim Review Committee. While the Committee generally handles all administrative matters involving the Plan, it shall not review or decide any appeal claims made by Participants whose initial claims for benefits or other relief have been denied, in whole or in part, by the Committee (or any delegate of the Committee). Instead, the Company shall appoint an Employees’ Benefit Claim Review Committee (for purposes of this Section 13.12 and Article 14 below, the “Review Committee”), consisting of one or more persons who are not members of the Committee. The Review Committee shall serve as the final review committee, under the Plan and ERISA, for the review of all appeal claims by Participants whose initial claims for benefits have been denied, in whole or part, by the Committee (or any delegate of the Committee). Such appeal review duties are described in Article 14 below. Further, the provisions of Section 13.2 above shall apply to the Review Committee in the same manner as if the Review Committee were the Committee.

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ARTICLE 14

CLAIMS PROCEDURE

14.1 Initial Claim. In general, benefits due under this Plan shall be paid only if the applicable Participant or beneficiary of a deceased Participant files a written notice with the Committee electing to receive such benefits, except to the extent otherwise required under the Plan. Further, if a Participant (or a person claiming through a Participant) has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of benefit paid, or as to any other matter involving the Plan, the Participant (or such person) may file a claim for the benefit or relief believed by the Participant (or such person) to be due. Such claim must be provided by written notice to the Committee or any other person designated by the Committee for this purpose. The Committee (or any other person or committee designated by the Committee to perform this function) shall decide any claims made pursuant to this Section 14.1.

14.2 Actions in Event Initial Claim is Denied. If a claim made pursuant to Section 14.1 above is denied, in whole or in part, notice of the denial in writing shall be furnished by the Committee (or any other person or committee designated by the Committee to perform this function) to the claimant within 90 days after receipt of the claim by the Committee (or such other person or committee); except that if special circumstances require an extension of time for processing the claim, the period in which the Committee (or such other person or committee) is to furnish the claimant written notice of the denial shall be extended for up to an additional 90 days (and the Committee or such other person or committee shall provide the claimant within the initial 90-day period a written notice indicating the reasons for the extension and the date by which the final decision can be expected).

14.2.1 The final notice of denial shall be written in a manner designed to be understood by the claimant and set forth: (a) the specific reasons for the denial; (b) specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) information as to the steps to be taken if the claimant wishes to appeal such denial of his claim (including, when the claim is made on or after January 1, 2002, the time limits applicable to making a request for an appeal and a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal).

14.2.2 If no written notice is provided the claimant within the applicable 90-day period or 180-day period, as the case may be, the claimant may assume his claim has been denied and go immediately to the appeal process set forth in Section 14.3 below.

14.3 Appeal of Denial of Claim. Any claimant who has a claim denied under Sections 14.1 and 14.2 above may appeal the denied claim to the Review Committee (as defined in Section 13.12 above) or any other person or committee designated by the Review Committee to perform this review.

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14.3.1 Such an appeal must, in order to considered, be filed within 60 days of the receipt by the claimant of a written notice of the denial of his initial claim from the Committee or its delegate (unless it was not reasonably possible for the claimant to make such appeal within such 60-day period, in which case the claimant must file his appeal within 60 days after the time it becomes reasonable for him so to file an appeal.

14.3.2 If any appeal is filed in accordance with such rules, the claimant (a) shall be given, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and (b) shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim. A formal hearing may be allowed in its discretion by the Review Committee (or such other person or committee) but is not required.

14.4 Decision on Appeal. Upon any appeal of a denied claim made pursuant to Section 14.3 above, the Review Committee (or such other person or committee with authority to decide the appeal) shall provide a full and fair review of the subject claim, taking into account all comments, documents, records, and other information submitted by the claimant (without regard to whether such information was submitted or considered in the initial benefit determination of the claim), and decide the appeal within 60 days after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided shall be extended for up to an additional 60 days (and the party deciding the appeal shall provide the claimant written notice of the extension prior to the end of the initial 60-day period). However, if the decision on the appeal is extended due to the claimant’s failure to submit information necessary to decide the appeal, the period for making the decision on the appeal shall be tolled from the date on which the notification of the extension is sent until the date on which the claimant responds to the request for additional information.

14.4.1 The decision on appeal shall be set forth in a writing designed to be understood by the claimant, specify the reasons for the decision and references to pertinent Plan provisions on which the decision is based, and, for a claim that is made on or after January 1, 2002, contain statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

14.4.2 The decision on appeal shall be furnished to the claimant by the Review Committee (or such other person or committee with authority to decide the appeal) within the 60-day period or 120-day period, as is applicable, described above.

14.5 Additional Rules. A claimant may appoint a representative to act on his behalf in making or pursuing a claim or an appeal of a claim. In addition, the Committee may prescribe additional rules which are consistent with the other provisions of this Article 14 in order to carry out the Plan’s claim procedures.

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ARTICLE 15

CERTAIN RIGHTS AND OBLIGATIONS OF COMPANY RELATING

TO AMENDMENTS, PLAN TERMINATIONS, AND CONTRIBUTIONS

15.1 Authority to Amend Plan. The Company reserves the right, at any time, to modify and amend, in whole or in part, any or all of the provisions of the Plan.

15.1.1 It is provided, however, that no modification or amendment of the Plan shall decrease any Participant’s Accrued Benefit. In addition, except as otherwise provided in regulations issued under section 411(d)(6) of the Code or allowed by the Internal Revenue Service in any submission made to it, no amendment to the Plan which eliminates or reduces an early retirement benefit or a retirement-type subsidy or eliminates an optional form of retirement benefit shall be permitted with respect to any Participant who meets (either before or after the amendment) the pre-amendment conditions for such early retirement benefit, retirement-type subsidy, or optional form of benefit, to the extent such early retirement benefit, retirement-type subsidy, or optional form of benefit is based and calculated on the basis of the Participant’s Accrued Benefit determined as of the date of such amendment.

15.1.2 It is provided, further, that no modification or amendment of the Plan shall make it possible, at any time prior to the satisfaction of all liabilities with respect to the Participants, for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants (or their beneficiaries) or the payment of the costs or expenses of the Plan and the Trust.

15.1.3 Notwithstanding the foregoing restrictions on modifications or amendments of the Plan, however, any modification or amendment may be made to the Plan, even if retroactive in effect, if such modification or amendment is necessary to continue the qualification of the Plan under section 401(a) of the Code.

15.2 Amendment to Vesting Schedule.

15.2.1 Notwithstanding any other provision hereof to the contrary, no Plan amendment may be adopted changing any vesting schedule or affecting the computation of the nonforfeitable percentage of retirement benefits under the Plan unless the nonforfeitable percentage of each Participant’s benefit, as applicable and determined as of the later of the date such amendment is adopted or the date such amendment becomes effective, is equal to or greater than such nonforfeitable percentage computed under the Plan without regard to such amendment.

15.2.2 If a Plan amendment is adopted which changes any vesting schedule under the Plan or if the Plan is amended in any way which directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, each Participant who has completed at least three years of Vesting Service may elect, within the election period, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. For purposes hereof, the “election period” is a period which begins on the date the Plan amendment is adopted and

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ends on the date which is 60 days after the latest of the following days: (a) the day the Plan amendment is adopted; (b) the day the Plan amendment becomes effective; or (c) the day the Participant is issued a written notice of the Plan amendment by an Affiliated Employer or the Committee.

15.3 Authority to Terminate Plan. The Company shall have the right to partially or completely terminate the Plan at any time, subject to the provisions of Article 16 below.

15.4 Modification or Termination of Contributions. It is the intention of the Participating Companies to continue making contributions to the Plan regularly each Plan Year, but the Participating Companies may for any reason discontinue, suspend, or reduce below those deemed sufficient by the Committee its contributions to the Plan. If such discontinuance, suspension, or reduction of contributions constitutes, under all facts and circumstances, part of a complete or partial termination of the Plan, the resulting complete or partial termination of the Plan shall be subject to the provisions of Article 16 below.

15.5 Benefits Not Guaranteed. All contributions by the Participating Companies to the Plan are voluntary. The Participating Companies do not guarantee any of the benefits of the Plan.

15.6 Procedure for Amending or Terminating Plan.

15.6.1 Section 15.3 above authorizes the Company to terminate the Plan. The procedure for the Company to terminate this Plan is as follows. In order to terminate the Plan, the Board (or its Executive Committee) shall adopt resolutions, pursuant and subject to the regulations of the Company and any applicable law, and either at a duly called meeting of the Board (or its Executive Committee) or by a written consent in lieu of a meeting, to terminate the Plan. Such resolutions shall set forth therein the effective date of the Plan’s termination. Such Board (or Executive Committee) resolutions shall be incorporated herein by reference and considered a part of the Plan.

15.6.2 Further, Section 15.1 above authorizes the Company to amend the Plan, subject to certain limitations set forth in Sections 15.1 and 15.2 above. The procedure for the Company to amend the Plan is as follows. Subject to Subsections 15.6.3 and 15.6.4 below, in order to amend the Plan, the Board (or its Executive Committee) shall adopt resolutions, pursuant and subject to the regulations of the Company and any applicable law, and either at a duly called meeting of the Board (or, if applicable, its Executive Committee) or by written consent in lieu of a meeting, to amend this Plan. Such resolutions shall either (a) set forth the express terms of the Plan amendment or (b) simply set forth the nature of the amendment and direct an officer of the Company to have prepared and to sign on behalf of the Company the formal amendment to the Plan. In the latter case, such officer shall have prepared and shall sign on behalf of the Company an amendment to the Plan which is in accordance with such resolutions.

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15.6.3 In addition to the procedure for amending the Plan set forth in Subsection 15.6.2 above, the Board (or its Executive Committee) may also adopt resolutions, pursuant and subject to the regulations of the Company and any applicable law, and either at a duly called meeting of the Board (or, if applicable, its Executive Committee) or by a written consent in lieu of a meeting, to delegate to any officer of the Company authority to amend the Plan. Such Board (or, if applicable, Executive Committee) resolutions shall be incorporated herein by reference and considered a part of the Plan. Such resolutions may either grant to such designated party broad authority to amend the Plan in any manner such designated party deems necessary or advisable, but subject to the limitations set forth in Sections 15.1 and 15.2 above, or may limit the scope of amendments such designated party may adopt, such as by limiting such amendments to matters related to the administration of the Plan or to changes requested by the Internal Revenue Service. In the event of any such delegation to amend the Plan, the party to whom authority is delegated may amend the Plan by having prepared and signing on behalf of the Company in accordance with such resolutions an amendment to the Plan which is within the scope of amendments which such party has authority to adopt. Also, any such delegation to amend the Plan may be terminated at any time by later resolution adopted by the Board (or its Executive Committee).

15.6.4 Further, and in addition to the procedures for amending the Plan set forth in Subsections 15.6.2 and 15.6.3 above, the Committee shall, for and on behalf of the Company in connection with the Company’s position as the sponsor of the Plan, have the power to recommend to the Company any amendment to the Plan which the Committee believes is advisable, including but not limited to any amendment that is intended to improve the administration of the Plan, any amendment that is intended to further the purposes or understanding of the Plan, and any amendment that the Committee determines is necessary to maintain the tax-favored status of the Plan, but subject to the limitations set forth in Sections 15.1 and 15.2 above. When recommending any such amendment, the Committee shall not be acting in any fiduciary capacity with respect to the Plan but instead shall be acting solely as an agent and representative of the Company in its position as the sponsor of the Plan. Any amendment to the Plan that is recommended by the Committee shall become effective when (and shall not be effective unless and until) (a) it is consented to in writing by the Chief Executive Officer of the Company (or such other Company officer who is permitted to consent to such amendment by resolutions of the Board or the Board’s Executive Committee) and (b) it is approved by resolutions adopted by the Board or the Board’s Executive Committee (except that the approval by the Board or the Board’s Executive Committee shall not be required in the case of any amendment that the Committee has determined is necessary to maintain the tax-qualified status of the Plan under section 401(a) of the Code or any amendment that the Committee determines will not have a material cost impact on the Participating Companies).

15.6.5 Finally, in the event of any right of parties other than the Board or its Executive Committee to amend the Plan that is delegated or provided them under Subsection 15.6.3 or 15.6.4 above, and even while such right remains in effect, the Board (and its Executive Committee) shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in Subsection 15.6.2 above.

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ARTICLE 16

TERMINATION OF PLAN

16.1 Full Vesting on Termination. Upon a complete or partial termination of the Plan, all interests of each Participant affected by the complete or partial termination in his Accrued Benefit, as applicable and determined as of the date of complete or partial termination, shall become nonforfeitable. In addition, if such an affected Participant has met the requirements for an early retirement or optional form of benefit as of the date of the complete or partial termination, he shall be deemed fully vested in such early or optional form of benefit to the extent based on his Accrued Benefit determined as of the date of the complete or partial termination. Notwithstanding any other provision herein to the contrary, no Participant (or person claiming through him) shall have any recourse towards satisfaction of his Accrued Benefit or any other Plan benefit from other than the assets of the Plan (or the Pension Benefit Guaranty Corporation).

16.2 Distribution Method on Termination. Upon a complete termination of the Plan, the Committee shall determine, and direct the appropriate parties accordingly, from among the following methods, the method of discharging and satisfying all obligations under the Plan on behalf of Participants affected by the complete or partial termination: (a) by the continuation of the Trust and the payment of benefits therefrom to affected Participants as they become due under the terms of the Plan, the benefits due any affected Participant to be equal to the assets allocated to the Participant upon the termination plus net earnings derived from such assets by the Trust; (b) by the purchase of a group or individual retirement annuity or annuities from any insurance company selected by the Committee; (c) by the liquidation and distribution of the assets of the Plan; or (d) by any combination of such methods. Any distribution made by reason of the termination of the Plan shall continue to meet the provisions of the Plan concerning the form in which distributions from the Plan must be made, however.

16.3 Allocation of Assets on Termination. Under whatever method is chosen by the Committee to discharge and satisfy the obligations on behalf of affected Participants, upon the termination of the Plan the assets of the Plan shall be allocated among the Participants in the Plan on the basis of their then Plan benefits, in accordance with the following provisions:

16.3.1 Subject to Subsections 16.3.2 through 16.3.6 below, the assets of the Plan shall, in the event of the termination of the Plan, be allocated among the Participants in the Plan on the basis of their then Plan benefits, in the following order of priority classes until such assets are exhausted:

Priority Class 1: First, equally to all benefits described in paragraphs (a) and (b) immediately below:

(a) In the case of all benefits which are in pay status three years or more prior to the date of termination, to each such benefit as determined under the provisions of

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the Plan in effect during the five-year period ending on the date of termination under which such benefit would be the least in amount; and

(b) In the case of all benefits which would have been in pay status three years prior to the date of termination had the applicable Participants been retired or terminated in employment prior to the three-year period ending on the date of termination, to each such benefit as determined under the provisions of the Plan in effect during the five-year period ending on the date of termination under which such benefit would be the least in amount.

Priority Class 2: Second, equally to the benefits described in paragraphs (a) and (b) immediately below:

(a) To all other benefits guaranteed by the Pension Benefit Guaranty Corporation under title IV of ERISA, determined without regard to section 4022B(a) of ERISA; and

(b) To the additional benefits, if any, which would be guaranteed by the Pension Benefit Guaranty Corporation under title IV of ERISA if section 4022(b)(5) of ERISA did not apply.

For purposes of this Priority Class 2, section 4021 of ERISA shall be applied without regard to subparagraph (c) thereof.

Priority Class 3: Third, to all other vested and nonforfeitable benefits (determined without regard to such benefits which become vested and nonforfeitable solely because of the termination of the Plan).

Priority Class 4: Fourth, to all other benefits.

16.3.2 For purposes of the order of priority classes described in Subsection 16.3.1 above:

(a) The amount allocated under any priority class in Subsection 16.3.1 above with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under a prior priority class in such subsection.

(b) If the assets available for allocation under either Priority Class 1, 2, or 4 above are insufficient to satisfy in full the Plan benefits described in such priority class, then such assets shall be allocated pro rata on the basis of the present value of the benefits described in such priority class (such present value being determined as of the date of termination).

(c) This paragraph (c) applies if the assets available for allocation under Priority Class 3 above are insufficient to satisfy in full the Plan benefits described in Priority Class 3. In such event, the following provisions apply:

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(i) Such assets shall be allocated, except as provided in subparagraph (ii) immediately below, on a pro rata basis to the benefits which would have been described in Priority Class 3 if the provisions of the Plan as in effect at the beginning of the five-year period ending on the date of termination had never been changed.

(ii) If the assets available for allocation under Priority Class 3 are sufficient to satisfy in full the benefits described in subparagraph (i) immediately above, then such assets shall be allocated to the benefits which would have been described in Priority Class 3 if the provisions of the Plan as in effect at the latest point in time during the five-year period ending on the date of termination that such assets available for allocation are sufficient to satisfy in full such benefits had never been changed, with any such assets remaining to be allocated being allocated pro rata to the additional benefits which would have been described in Priority Class 3 if the provisions of the Plan as in effect under the next succeeding Plan amendment which modified any benefits had never been changed.

(d) If the allocations made pursuant to this Section 16.3 (without regard to this paragraph (d)) result in discrimination prohibited by section 401(a)(4) of the Code, then, to the extent required to prevent the disqualification of the Plan under section 401(a)(4) of the Code: (i) the assets allocated under paragraph (b) of Priority Class 2, Priority Class 3, and Priority Class 4 shall be reallocated to the extent necessary to avoid such discrimination, and, if still necessary to avoid such discrimination after such reallocation, (ii) the assets otherwise allocable to benefits which are limited or restricted under Section 10.3 above (and which are not otherwise allocated to paragraph (b) of Priority Class 2, to Priority Class 3, or to Priority Class 4 under clause (i) immediately above) shall also be reallocated to the extent necessary to avoid such discrimination.

16.3.3 Any allocations, determinations, distributions, or other actions taken pursuant to this Section 16.3 shall be subject to all required approvals and authorizations of the Pension Benefit Guaranty Corporation and the Internal Revenue Service.

16.3.4 Finally, in the case of a complete termination, any assets of the Plan remaining after all foregoing liabilities in the priority classes set forth in Subsection 16.3.1 above have been satisfied shall be paid to the Participating Companies, provided such payment does not violate any applicable federal law.

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ARTICLE 17

TOP HEAVY PROVISIONS

17.1 Determination of Whether Plan Is Top Heavy. For purposes of this Section 17, this Plan shall be considered a “Top Heavy Plan” for any Plan Year (for purposes of the first two sentences of this Section 17.1, the “subject Plan Year”) if, and only if, (a) this Plan is an Aggregation Group Plan during at least part of the subject Plan Year and (b) the ratio of the total Present Value of all accrued benefits of Key Employees under all Aggregation Group Plans to the total Present Value of all accrued benefits of both Key Employees and Non-Key Employees under all Aggregation Group Plans equals or exceeds 0.6. All calculations called for in clauses (a) and (b) of the immediately preceding sentence with respect to this Plan and with respect to the subject Plan Year shall be made as of the Determination Date which is applicable to the subject Plan Year, and all calculations called for under clause (b) of the immediately preceding sentence with respect to any Aggregation Group Plan other than this Plan and with respect to the subject Plan Year shall be made as of that plan’s Determination Date which is applicable to such plan’s plan year that has its Determination Date fall within the same calendar year as the Determination Date being used by this Plan for the subject Plan Year. For the purpose of this Article 17, the following terms shall have the meanings hereinafter set forth:

17.1.1 Aggregation Group Plan. “Aggregation Group Plan” refers, with respect to any plan year of such plan, to a plan (a) which qualifies under Code section 401(a), (b) which is maintained by any Affiliated Employer, and (c) which either includes a Key Employee as a participant (determined as of the Determination Date applicable to such plan year) or allows another plan qualified under Code section 401(a), maintained by any Affiliated Employer, and so including at least one Key Employee as a participant to meet the requirements of section 401(a)(4) or section 410(b) of the Code. In addition, if the Company so decides, any plan which meets clauses (a) and (b) but not (c) of the immediately preceding sentence shall be treated as an “Aggregation Group Plan” with respect to any plan year of such plan if the group of such plan and all Aggregation Group Plans will meet the requirements of sections 401(a)(4) and 410(b) of the Code with such plan being taken into account.

17.1.2 Determination Date. The “Determination Date” which is applicable to any plan year of an Aggregation Group Plan refers to the last day of the immediately preceding plan year (except that, for the first plan year of such a plan, the “Determination Date” applicable to such plan year shall be the last day of such first plan year).

17.1.3 Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Key Employee” refers to a person who at any time during the five consecutive plan years ending on the subject Determination Date is an employee of an Affiliated Employer and:

(a) An officer (disregarding any person with the title but not the authority of an officer) of an Affiliated Employer, provided such person receives compensation from the Affiliated Employers of an amount greater than 50% of the amount in effect under

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section 415(b)(1)(A) of the Code (i.e., the maximum dollar limit for defined benefit plans) for an applicable plan year in which he is such an officer. For this purpose, no more than 50 employees (or, if less, the greater of three or 10% of the employees of all Affiliated Employers) shall be treated as officers;

(b) One of the ten employees directly owning (or considered as owning within the meaning of Code section 318, except that subparagraph (C) of Code section 318(a)(2) shall be applied by substituting “5%” for “50%”) the largest employee-held interests in any Affiliated Employer, provided such person owns (or is so considered as owning) at least 0.5% of such Affiliated Employer and receives compensation from the Affiliated Employers of an amount greater than the amount in effect under section 415(c)(1)(A) of the Code (i.e., the maximum dollar annual addition limit for defined contribution plans) for an applicable plan year in which he is such an employee. For this purpose, if two employees have the same interest in any Affiliated Employer, the employee having the greater annual compensation from the Affiliated Employers shall be treated as having a larger interest;

(c) A 5% or more owner of any Affiliated Employer; or

(d) A 1% or more owner of any Affiliated Employer who receives compensation of $150,000 or more from the Affiliated Employers for an applicable plan year in which he owns such interest.

For purposes of paragraphs (c) and (d) above, a person is considered to own 5% or 1%, as the case may be, of an Affiliated Employer if he owns (or is considered as owning within the meaning of Code section 318, except that subparagraph (C) of Code section 318(a)(2) shall be applied by substituting “5%” for “50%”) at least 5% or 1%, as the case may be, of either the outstanding stock or the voting power of all stock of the Affiliated Employer (or, if the Affiliated Employer is not a corporation, at least 5% or 1%, as the case may be, of the capital or profits interest in the Affiliated Employer). Further, for purposes of this Subsection 17.1.3, the term “Key Employee” includes any person who is deceased as of the subject Determination Date but who when alive had been a Key Employee at any time during the five consecutive plan years ending on the subject Determination Date, and any accrued benefit payable to his beneficiary shall be deemed to be the accrued benefit of such person.

17.1.4 Non-Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Non-Key Employee” refers to a person who at any time during the five consecutive plan years ending on the subject Determination Date is an employee of an Affiliated Employer and who has never been considered a Key Employee as of such or any earlier Determination Date. Further, for purposes of this Subsection 17.1.4, the term “Non-Key Employee” includes any person who is deceased as of the subject Determination Date and who when alive had been an employee of an Affiliated Employer at any time during the five consecutive plan years ending on the subject Determination Date, but had not been a Key Employee as of the subject or any earlier Determination Date, and any accrued benefit payable to his beneficiary shall be deemed to be the accrued benefit of such person.

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17.1.5 Present Value of Accrued Benefits.

(a) For any Aggregation Group Plan which is a defined benefit plan (as defined in Code section 414(j)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the single sum value (calculated as of the latest Valuation Date which coincides with or precedes such Determination Date and in accordance with the actuarial assumptions referred to in the next sentence) of the monthly retirement or termination benefit which the participant had accrued under such plan to such Valuation Date. For this purpose, the actuarial assumptions to be used shall be the same actuarial assumptions used under the Plan for valuing single sum forms of benefit which are in effect on the latest Valuation Date which coincides with or precedes such Determination Date. Also, for this purpose, such accrued monthly retirement or termination benefit is calculated as if it was to first commence as of the first day following the date the participant first attains his normal retirement age under such plan (or, if such normal retirement age had already been attained, as of the first day next following such Valuation Date) and as if it was to be paid in the form of a single life annuity. Further, the accrued benefit of any participant under such plan (other than a participant who is a Key Employee) shall be determined under the method which is used for accrual purposes for all defined benefit plans of the Affiliated Employers (or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rates permitted under the fractional rule of section 411(b)(1)(C) of the Code). In addition, the dollar amount of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the five consecutive plan years ending on the subject Distribution Date shall be added in calculating such “Present Value” of the participant’s accrued benefit.

(b) For any Aggregation Group Plan which is a defined contribution plan (as defined in Code section 414(i)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the sum of (i) the total of the participant’s account balances under the plan (valued as of the latest Valuation Date which coincides with or precedes such Determination Date) and (ii) an adjustment for contributions due as of such Determination Date. In the case of a profit sharing or stock bonus plan, the adjustment in clause (ii) of the immediately preceding sentence shall be the amount of the contributions, if any, actually made after the subject Valuation Date but on or before such Determination Date (and, in the case of the first plan year, any amounts contributed to the plan after such Determination Date which are allocated as of a date in such first plan year). In the case of a money purchase pension or target benefit plan, the adjustment in clause (ii) of the first sentence of this paragraph (b) shall be the amount of the contributions, if any, which are either actually made or due to be made after the subject Valuation Date but before the expiration of the period allowed for meeting minimum funding requirements under Code section 412 for the plan year which includes the subject Determination Date. In addition, the value of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the five consecutive plan years ending on the subject Distribution Date shall be added in calculating such “Present Value” of the participant’s accrued benefit.

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(c) In the case of any rollover (as defined in the appropriate provisions of the Code) from a plan qualified under Code section 401(a) to a similarly qualified plan, or a direct qualified plan-to-qualified plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is both initiated by a participant and made between a plan maintained by an Affiliated Employer and a plan maintained by an employer other than an Affiliated Employer, then (i) the Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall count the amount of the rollover or transfer as a distribution made as of the date such amount is distributed by such plan in determining the “Present Value” of the participant’s accrued benefit under paragraph (a) or (b) of this Subsection 17.1.5, as applicable, and (ii) the Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall not so consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining such “Present Value” if such rollover or transfer was accepted after December 31, 1983 and shall so consider such amount if such rollover or transfer was accepted prior to January 1, 1984.

(d) In the case of any rollover (as defined in the appropriate provisions of the Code) from a plan qualified under Code section 401(a) to a similarly qualified plan, or a direct qualified plan-to-qualified plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is not described in paragraph (c) above, then (i) the subject Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall not consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining the “Present Value” thereof under paragraph (a) or (b) of this Subsection 17.1.5, as applicable, and (ii) the subject Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall consider the amount of the rollover or transfer when made as part of the participant’s accrued benefit in determining such “Present Value.”

(e) As is noted in paragraphs (a) and (b) above, the “Present Value” of any participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date includes the value of any distribution from such a plan actually paid to such participant prior to the last Valuation Date which coincides with or precedes the subject Determination Date but still within the five consecutive plan years ending on the subject Determination Date. This rule shall also apply to any distribution under any terminated defined benefit or defined contribution plan which, if it had not been terminated, would have been required to be included as an Aggregation Group Plan.

(f) Notwithstanding the foregoing provisions, the “Present Value” of a participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date shall be deemed to be zero if the participant has not performed services for any Affiliated Employer at any time during the five consecutive plan years ending on the subject Determination Date.

17.1.6 Valuation Date. A “Valuation Date” refers to: (a) in the case of an Aggregation Group Plan that is a defined benefit plan (as defined in Code section 414(j)), the

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date as of which the plan actuary computes plan costs for minimum funding requirements under Code section 412 (except that, for an Aggregation Group Plan that is a defined benefit plan which has terminated, a “Valuation Date” shall be deemed to be the same as a Determination Date); and (b) in the case of an Aggregation Group Plan that is a defined contribution plan (as defined in Code section 414(i)), the date as of which plan income, gains, and/or contributions are allocated to plan accounts of participants.

17.1.7 Compensation. For purposes hereof, a participant’s “compensation” shall refer to his Compensation as defined in Section 10.4 above; except that, for purposes of Section 17.3 below, Subsection 10.4.3 above shall not apply with respect to any Plan Year which begins prior to January 1, 1998.

17.2 Effect of Top Heavy Status on Vesting. If for any Plan Year this Plan is a Top Heavy Plan, then any Participant who is a Participant at some time during such Plan Year and who ceases to be an Employee during such or any later Plan Year prior to being entitled to any other retirement benefit under the Plan, but after completing at least three years of Vesting Service (not including any years of Vesting Service completed after the last Plan Year in which this Plan is considered a Top Heavy Plan), shall still be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The provisions of Article 7 above (concerning, e.g., the commencement date and form of payment), Article 8 above (concerning certain death benefits), Article 9 above (concerning certain “transition” and other benefits), Article 10 above (concerning maximum benefit limits and restrictions on benefits for highly paid participants), and Article 11 above (concerning certain miscellaneous benefit matters) shall apply to the payment of any retirement benefit payable under this Section 17.2 as if such retirement benefit was described in Article 6 above.

17.3 Effect of Top Heavy Status on Benefit Amounts.

17.3.1 For any Plan Year in which this Plan is considered a Top Heavy Plan, the annual amount of any retirement benefit to which a Participant becomes entitled under the Plan shall not, if the retirement benefit would be paid in the form of a Single Life Annuity which commences as of the Participant’s Normal Retirement Date (or, if later, the date as of which the benefit is to commence under the applicable provisions of Article 7 above), be less than: (a) 2% of the Participant’s average annual compensation (as defined below), multiplied by (b) the Participant’s years of service (as defined below), up to but not exceeding ten such years.

17.3.2 For purposes of this Section 17.3, a Participant’s “average annual compensation” refers to the annual average of his compensation received from all Affiliated Employers for the five consecutive calendar years which produce the highest result (excluding from consideration, however, compensation received in any Plan Year which began prior to January 1, 1984, in any calendar year which begins after the end of the last Plan Year in which the Plan is considered a Top Heavy Plan, and in any calendar year which does not end during a year of service).

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17.3.3 For purposes of this Section 17.3, except as provided below, a Participant’s “years of service” shall include each period for which the Participant is credited with a year of Vesting Service, regardless of the Participant’s level of compensation during such period and regardless of whether the Participant is employed on any particular date during such period (such as the last day of such period). Notwithstanding the foregoing, a Participant’s “years of service” for purposes of this Section 17.3 shall not include any period which began prior to January 1, 1984 or any period which is not included at least in part in a Plan Year as of which the Plan is considered a Top Heavy Plan.

17.4 Effect of Top Heavy Status on Combined Maximum Plan Limits. For any Plan Year in which this Plan is considered a Top Heavy Plan, the references to “125%” contained in Subsection 10.2.2(b) above and in Subsection 10.2.3(b) above shall be changed to “100%.” Notwithstanding the foregoing, the provisions of this Section 17.4 shall not apply, and shall no longer be effective, after December 31, 1999.

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ARTICLE 18

MISCELLANEOUS

18.1 Exclusive Benefit of Participants. All assets of the Plan shall be held in the Trust for the benefit of the Participants. In no event shall it be possible, at any time prior to the satisfaction of all liabilities with respect to the Participants, for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their beneficiaries (except as may be otherwise provided in Sections 12.2 and 12.3 above) or for payment of proper administrative costs and expenses of the Plan and the Trust. No person shall have any interest in or right to any part of the Trust, or any rights in, to, or under the Trust, except as and to the extent expressly provided in the Plan.

18.2 Mergers, Consolidations, and Transfers of Assets.

18.2.1 Notwithstanding any other provision hereof to the contrary, in no event shall this Plan be merged or consolidated with any other plan and trust, nor shall any of the assets or liabilities of this Plan be transferred to any other plan or trust or vice versa, unless (1) the Committee consents to such merger, consolidation, or transfer of assets as consistent with the rules set forth herein and either the Plan is amended to provide for such action or the Committee determines that such action furthers the purposes of this Plan, (2) each Participant and beneficiary would (if this Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated), and (3) such merger, consolidation, or transfer of assets does not cause any accrued benefit, early retirement benefit, retirement-type subsidy, or optional form of benefit of a person under this Plan or the applicable other plan to be eliminated or reduced except to the extent such elimination or reduction is permitted under section 411(d)(6) of the Code or in Treasury regulations issued thereunder. In the event of any such merger, consolidation, or transfer, the requirements of clause (2) set forth in the immediately preceding sentence shall be deemed to be satisfied if the merger, consolidation, or transfer conforms to and is in accordance with regulations issued under section 414(1) of the Code.

(a) In addition, in the case of any spin-off to this Plan from another plan which is maintained by an Affiliated Employer or of any spin-off from this Plan to another plan which is maintained by an Affiliated Employer, a percentage of the excess assets (as determined under section 414(1)(2) of the Code) held in the plan from which the spin-off is made (if any) shall be allocated to each of such plans to the extent required by section 414(1)(2) of the Code.

(b) Subject to the provisions of this Subsection 18.2.1, the Committee may take action to merge or consolidate this Plan and the Trust with any other plan and trust or permit the transfer of any assets and liabilities of this Plan and the Trust to any other plan and trust or vice versa.

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18.2.2 If an Employee who is participating in the Cincinnati Bell Pension Plan, as such plan exists as of the Effective Amendment Date or is subsequently amended or renamed (for purposes of this Subsection 18.2.2, the “CBPP”), becomes a Participant in this Plan, his accrued benefit under the CBPP (and the assets related thereto) shall be transferred to and assumed by this Plan. Further, if a Participant in this Plan becomes a Participant in the CBPP, his accrued benefit under the Plan (and the assets related thereto) shall be transferred to and assumed by the CBPP. Any transfer of benefits and assets provided under this Subsection 18.2.2 shall be subject to the provisions of Subsection 18.2.1 above.

18.2.3 To the extent required under the Mandatory Portability Agreement, accrued benefits (and related assets) shall be transferred to and from Former Affiliate Plans (as such term is defined in the Mandatory Portability Agreement), provided that no accrued benefit shall be transferred to and assumed by this Plan unless assets at least equal to such accrued benefits also are transferred to this Plan. Any transfer of benefits and assets provided under this Subsection 18.2.3 shall be subject to the provisions of Subsection 18.2.1 above.

18.2.4 Effective January 1, 1999, the Accrued Benefit of each Convergys Participant and Convergys Beneficiary under this Plan shall be transferred to and assumed by the Convergys Corporation Pension Plan (for purposes of this Subsection 18.2.4, the “Convergys Plan”). In accordance with the provisions of the Employee Benefits Agreement between the Company and Convergys Corporation (for purposes of this Subsection 18.2.4 “Convergys”) dated October 14, 1998, assets shall be transferred from the Trust to the trust established in conjunction with the Convergys Plan in order to reflect the transfer of Accrued Benefits referred to in the immediately preceding sentence. By reason of the transfer of such Accrued Benefits and assets, this Plan shall cease to have any further obligation with respect to the Accrued Benefit (determined as of January 1, 1999) of any Convergys Participant or Convergys Beneficiary. For purposes of this Subsection 18.2.4, (a) a “Convergys Participant” means a Participant who, on January 1, 1999, is an employee of Convergys or any direct or indirect subsidiary of Convergys or whose last employment as an Employee prior to January 1, 1999 was with Convergys, Cincinnati Bell Information Systems Inc., MATRIXX Marketing Inc., or any direct or indirect subsidiary of any of those corporations and (b) a “Convergys Beneficiary” means the beneficiary of a Participant who died prior to January 1, 1999 and whose last employment as an Employee was with Convergys, Cincinnati Bell Information Systems Inc., MATRIXX Marketing Inc., or any direct or indirect subsidiary of any of those corporations. The transfer of benefits and assets described in this Subsection 18.2.4 shall be subject to the provisions of Subsection 18.2.1 above.

18.3 Benefits and Service for Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with section 414(u) of the Code.

18.4 Actions Required by Mandatory Portability Agreement. This Plan shall comply with any requirements of the Mandatory Portability Agreement that apply to it. Thus, to the extent not addressed elsewhere in this Plan, any action shall be taken under or in connection with the Plan if it is required to comply with the Mandatory Portability Agreement. However, as is

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indicated in Section 3.7 above, Employees of certain Participating Companies, including but not necessarily limited to Broadwing Communications Inc., are not subject to or affected by the Mandatory Portability Agreement while employed by any such company, and this Section 18.4 shall not give any rights under the Mandatory Portability Agreement to such Employees while employed by any such company.

18.5 Authority to Act for Company. Except as is otherwise expressly provided elsewhere in this Plan, any matter or thing to be done by the Company shall be done by the Board or the Board’s Executive Committee, except that the Board or the Board’s Executive Committee may, by resolution, delegate in writing to any officer of any Affiliated Employer any or all of its rights or duties hereunder (and any such delegation shall be deemed incorporated into and made a part of this Plan). Any such delegation shall be valid and binding upon all persons, and the persons or committee to whom authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by resolution of the Board or the Board’s Executive Committee.

18.6 Relationship of Plan to Employment Rights. The adoption and maintenance of the Plan is purely voluntary on the part of the Participating Companies and neither the adoption nor the maintenance of the Plan shall be construed as conferring any legal or equitable rights to employment on any person.

18.7 Applicable Law. The provisions of the Plan shall be administered and enforced according to applicable federal law and, only to the extent not preempted by federal law, to the laws of the State of Ohio. The Company may at any time initiate any legal action or proceedings for the determination of any question of construction which arises or for instructions. Except as required by law, in any application to, or proceeding or action in, any court with regard to the Plan, only the Company shall be a necessary party, and no Participant, beneficiary, or other person having or claiming any interest in the Plan shall be entitled to any notice or service of process. The Company may include as parties defendant any other person or persons. Any judgment entered into in such a proceeding or action shall be conclusive upon all persons claiming under the Plan.

18.8 Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

18.9 Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

18.10 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

18.11 Special Definitions and Tables. Any terms which are defined by use of a parenthetical contained in any provision of the Plan shall apply only to the provision in which

18-3

such parenthetical is contained, except where otherwise indicated in such parenthetical or the context otherwise requires. In addition, any tables attached to this Plan shall constitute a part of this Plan.

18.12 Special Effective Dates. Notwithstanding the fact that this document generally amends and restates the Plan effective as of the Effective Amendment Date: (a) pursuant to the requirements of the Uruguay Round Agreements Act (which included the Retirement Protection Act of 1994), the provisions of Subsections 10.1.3, 10.1.4, and 10.1.5 above shall be effective for the period beginning on January 1, 1995 and ending on the day immediately preceding the Effective Amendment Date as well as being effective on and after the Effective Amendment Date; and (b) pursuant to the provisions of the Small Business Job Protection Act of 1996, the provisions of Section 18.3 above shall be effective for the period beginning on December 12, 1994 and ending on the day immediately preceding the Effective Amendment Date as well as being effective on and after the Effective Amendment Date.

18.13 Plan Administrator and Sponsor. The Company shall be the plan administrator and sponsor of the Plan as those terms are used in ERISA.

18.14 2001 Increase in Annuity Benefits.

18.14.1 Subject to the following provisions of this Section 18.14, the amount of each monthly payment of each retirement, disability, or death benefit that has begun being paid pursuant to this Plan in an annuity form prior to June 30, 2001 (and is still payable in an annuity form as of such date) to a Retired Participant, or to a surviving spouse of a deceased Retired Participant, shall be increased by 4% (above what the amount of such monthly payment would have been if the provisions of this Section 18.14 did not apply) beginning with the first payment of such benefit that occurs on or after June 30, 2001.

18.14.2 Notwithstanding the foregoing, in no event shall the amount of each monthly payment that occurs on or after June 30, 2001 of any benefit that is described in Subsection 18.14.1 above be less than (a) $500 when such payment is to be made to a Retired Participant or (b) $250 when such payment is to be made to a surviving spouse of a deceased Retired Participant.

18.14.3 For purposes of this Section 18.14, a “Retired Participant” means either:

(a) A Transition Group Participant (as defined in Subsection 9.2.4(d) above) who ceased to be an Employee after December 30, 1993 and prior to June 30, 2001 and who by the date he ceased to be an Employee either (i) had attained at least age 60 and had a Term of Employment of at least 10 years, (ii) had attained at least age 55 and had a Term of Employment of at least 20 years, (iii) had attained at least age 50 and had a Term of Employment of at least 25 years, or (iv) had a Term of Employment of at least 30 years (regardless of his age);

(b) A Participant (not described in paragraph (a) above) who ceased to be an Employee after December 30, 1993 and prior to June 30, 2001 and who by the date he ceased

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to be an Employee either (i) had attained at least age 60 and had a Term of Employment of at least 10 years or (ii) had a Term of Employment of at least 30 years (regardless of his age); or

(c) A Participant (not described in either paragraph (a) or (b) above) either (i) who ceased to be an Employee prior to December 31, 1993 with a service pension or a disability pension under (and as described in) the terms of the Prior Pension Plan as in effect when he ceased to be an Employee or (ii) who ceased to be an Employee after December 30, 1993 and prior to June 30, 2001 when eligible for a monthly disability benefit under Subsection 9.2.3 above.

18.14.4 Also for purposes of this Section 18.14, a Participant’s “Term of Employment” shall be determined based on the definition of such term that was contained in the Prior Pension Plan, as modified by any provision of the Plan as in effect after December 30, 1993 that granted the Participant additional years of his Term of Employment by reason of the Participant’s retirement during a specific window period described in such provision.

18.15 Non-Qualified Excess Benefit Plan. This Section 18.15 shall provide benefits separate from the benefits provided by the remainder of the Plan and is being set forth in this Plan only for the convenience of using the Plan’s terms in determining the terms and benefits of this Section 18.15. This Section 18.15 shall be deemed to be a plan that is not qualified under section 401(a) of the Code. Also, any reference in any other section in this Plan to a benefit or a payment shall not be deemed to be referring to a benefit or payment made under this Section 18.15.

18.15.1 To the extent that the benefits otherwise payable to a Participant under the Plan are limited became of a limitation contained in Subsection 5.7.5 above, Section 10.1, 10.2, or 10.3 above, or Subsection 10.4.4 above, the value of such excess amount shall be payable in fifteen annual installments (or, if less, a number of installments equal to the result, rounded up to the nearest whole number, obtained by dividing the present value of such excess benefit on the date preceding the date on which his excess benefit commences by $25,000) commencing on the earlier of (a) the day as of which the Participant’s retirement benefit under the Plan commences (or, if later, the day following the date on which the Participant ceases to be an Employee) or (b) the day following the date on which the Participant’s death occurs.

18.15.2 Notwithstanding the foregoing, if the present value of the Participant’s excess benefit under this Section 18.15 is in excess of $25,000, the amount of the first installment of such excess benefit shall be increased, and the amount of the last installment of such excess benefit shall be decreased, by the amount of the Participant’s FICA Liability (or, if less, by the amount by which the present value of the Participant’s excess benefit exceeds $25,000). For purposes of the preceding sentence, “FICA Liability” means the Participant’s share of the Social Security and Medicare taxes applicable to the Participant’s excess benefit.

18.15.3 Each excess benefit installment payable under this Section 18.15 after the first installment shall be credited with assumed interest, at the rate called for under Subsection 5.5.2 or 5.5.3 above, as the case may be, for the period from the date as of which his excess benefit commences to the installment payment date.

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18.15.4 If the Participant dies prior to receiving all installments of his excess benefit under this Section 18.15, the remaining installments shall be paid, when due, to his designated beneficiary (or, if none, to his estate).

18.15.5 All benefits under this Section 18.15 shall be paid from the general assets of the Participating Company which last employed the Participant.

18.15.6 Notwithstanding the foregoing, no benefits shall be payable under this Section 18.15 to or with respect to a Participant who is also participating in the Cincinnati Bell Inc. Pension Program (which is a retirement plan that is not qualified as a plan under section 401(a) of the Code), as such program exists as of the Effective Amendment Date or is thereafter amended or renamed.

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SIGNATURE PAGE

IN WITNESS WHEREOF, Broadwing Inc., the sponsor of the Plan, has hereunto caused its name to be subscribed to this complete amendment and restatement of the Plan on the 27th day of February, 2002, but, except as is otherwise set forth in the Plan, effective for all purposes as of January 1, 1997.

BROADWING INC.

By:	/s/ Jeffery C. Smith
Jeffery C. Smith
Title:	Chief Human Resources Officer
General Counsel and Corporate Secretary

S-1

TABLE 1

SINGLE SUM PAYMENT FACTORS

Payment Age	Single Sum Payment Factor*
20	1.660625
21	1.727050
22	1.796132
23	1.867977
24	1.942696
25	2.020404
26	2.101220
27	2.185269
28	2.272679
29	2.363587
30	2.458130
31	2.556455
32	2.658713
33	2.765062
34	2.875864
35	2.990691
36	3.110319
37	3.234731
38	3.364121
39	3.498686
40	3.638633
41	3.784178
42	3.935545
43	4.092967
44	4.256686
45	4.426953
46	4.604032
47	4.788193
48	4.979720
49	5.178909
50	5.386066
51	5.601508
52	5.825569
53	6.058591
54	6.300935
55	6.552972
56	6.815091
57	7.087695
58	7.371203
59	7.666051
60	7.972693
61	8.291601
62	8.623265
63	8.968195
64	9.326923
65 and over	9.700000

*

The above table shows payment ages only in whole years. If, however, the applicable payment age of a Participant (in whole years and months) is not an age equal to a whole number of years shown in the table with zero remaining whole months, then the single sum payment factor applicable to such payment age shall be determined by interpolating between the factors applicable to the next higher and next lower ages set forth in the table.

TABLE 2

EARLY COMMENCEMENT REDUCTION FACTORS

Payment Age	Early Commencement Reduction Factor*
20	0.102508
21	0.107604
22	0.112964
23	0.118602
24	0.124532
25	0.130770
26	0.137335
27	0.144242
28	0.151512
29	0.159164
30	0.167220
31	0.175701
32	0.184633
33	0.194039
34	0.203948
35	0.214386
36	0.225385
37	0.236977
38	0.249194
39	0.262074
40	0.275654
41	0.289975
42	0.305081
43	0.321017
44	0.337832
45	0.355579
46	0.374312
47	0.394090
48	0.414977
49	0.437039
50	0.460347
51	0.484979
52	0.511015
53	0.538541
54	0.567652
55	0.598445
56	0.631027
57	0.665511
58	0.702019
59	0.744277
60	0.789376
61	0.837535
62	0.888996
63	0.924556
64	0.961538
65	1.000000

*	The above table shows payment ages only in whole years. If, however, the applicable payment age of a Participant (in whole years and months) is not an age equal to a whole number of years shown in the table with zero remaining whole months, then the early commencement reduction factor applicable to such payment age shall be determined by interpolating between the factors applicable to the next higher and next lower ages set forth in the table.